Exhibit 4.4

GULF ISLAND FABRICATION, INC.

and

[●]

as Trustee

INDENTURE

Dated as of [●]

____________________________

Subordinated Debt Securities

____________________________

{B1330431.2}

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS	6
Section 1.1 Definitions	6
Section 1.2 Other Terms	12
ARTICLE II. DEBT SECURITY FORMS	12
Section 2.1 Forms Generally	12
Section 2.2 Forms of Debt Securities	12
Section 2.3 Form of Trustee’s Certificate of Authentication	13
Section 2.4 Debt Securities in Global Form	13
ARTICLE III. THE DEBT SECURITIES	14
Section 3.1 Title and Terms	14
Section 3.2 Denominations	16
Section 3.3 Payment of Principal and Interest	16
Section 3.4 Execution of Debt Securities	17
Section 3.5 Temporary Debt Securities	18
Section 3.6 Exchange and Registration of Transfer of Debt Securities	18
Section 3.7 Mutilated, Destroyed, Lost or Stolen Debt Securities	19
Section 3.8 Payment of Interest; Interest Rights Preserved	20
Section 3.9 Persons Deemed Owners	20
Section 3.10 Cancellation of Debt Securities Paid	20
Section 3.11 Currency and Manner of Payments	21
ARTICLE IV. REDEMPTION OF DEBT SECURITIES; SINKING FUNDS	22
Section 4.1 Applicability of Article	22
Section 4.2 Notice of Redemption; Selection of Debt Securities	22
Section 4.3 Payment of Debt Securities Called for Redemption	23
Section 4.4 Exclusion of Certain Debt Securities from Redemption	23
Section 4.5 Provisions with Respect to any Sinking Funds	23
ARTICLE V. COVENANTS OF THE COMPANY	24
Section 5.1 Payment of Principal, Premium and Interest	25
Section 5.2 Offices for Notices and Payments	25
Section 5.3 Appointments to Fill Vacancies in Trustee’s Office	25
Section 5.4 Provisions as to Paying Agent	25
Section 5.5 Certificate to Trustee	26
Section 5.6 Reports by the Company	26
Section 5.7 Merger or Consolidation	26
ARTICLE VI. HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE	26
Section 6.1 Holders’ Lists	26
Section 6.2 Preservation and Disclosure of Lists	26
Section 6.3 Reports by the Trustee	27
ARTICLE VII. DEFAULTS AND REMEDIES	27

Section 7.1 Events of Default	27
Section 7.2 Payment of Debt Securities Upon Default; Suit Therefor	28
Section 7.3 Application of Moneys Collected by Trustee	30
Section 7.4 Proceedings by Holders	30
Section 7.5 Proceedings by Trustee	31
Section 7.6 Remedies Cumulative and Continuing	31
Section 7.7 Direction of Proceedings and Waiver of Defaults by Majority of Holders	31
Section 7.8 Notice of Defaults	32
Section 7.9 Undertaking to Pay Costs	32
Section 7.10 Unconditional Right of Holders to Receive Principal, Premium and Interest	32
ARTICLE VIII. CONCERNING THE TRUSTEE	32
Section 8.1 Duties and Responsibilities of Trustee	32
Section 8.2 Reliance on Documents, Opinions	33
Section 8.3 No Responsibility for Recitals	34
Section 8.4 Trustee and Agents May Own Debt Securities	34
Section 8.5 Moneys to be Held in Trust	34
Section 8.6 Compensation and Expenses of Trustee	34
Section 8.7 Officers’ Certificate as Evidence	35
Section 8.8 Conflicting Interest of Trustee	35
Section 8.9 Eligibility of Trustee	35
Section 8.10 Resignation or Removal of Trustee	35
Section 8.11 Acceptance by Successor Trustee	36
Section 8.12 Succession by Merger	37
Section 8.13 Limitation on Rights of Trustee as a Creditor	37
Section 8.14 Authenticating Agents	37
Section 8.15 Preferential Collection of Claims Against the Company	39
Section 8.16 Trustee’s Application for Instructions from the Company	39
ARTICLE IX. CONCERNING THE HOLDERS.	39
Section 9.1 Action by Holders; Record Dates	39
Section 9.2 Proof of Execution by Holders	40
Section 9.3 Who Are Deemed Absolute Owners	40
Section 9.4 Company-Owned Debt Securities Disregarded	40
Section 9.5 Revocation of Consents; Future Holders Bound	41
ARTICLE X. HOLDERS’ MEETINGS	41
Section 10.1 Purposes of Meetings	41
Section 10.2 Call of Meetings by Trustee	41
Section 10.3 Call of Meetings by Company or Holders	41
Section 10.4 Qualifications for Voting	41
Section 10.5 Regulations	42
Section 10.6 Voting	42
Section 10.7 No Delay of Rights by Meeting	42
ARTICLE XI. SUPPLEMENTAL INDENTURES AND WAIVERS	43
Section 11.1 Supplemental Indentures without Consent of Holders	43
Section 11.2 Supplemental Indentures with Consent of Holders	44
Section 11.3 Effect of Supplemental Indentures	44
Section 11.4 Notation on Debt Securities	44
Section 11.5 Evidence of Compliance of Supplemental Indenture to be Furnished Trustee	45
Section 11.6 Waivers of Covenants	45

ARTICLE XII. GUARANTEES	45
Section 12.1 Applicability of Article	45
ARTICLE XIII. CONSOLIDATION, MERGER, SALE AND CONVEYANCE	45
Section 13.1 Company May Consolidate on Certain Terms	45
Section 13.2 Successor Entity to be Substituted	46
Section 13.3 Opinion of Counsel	46
ARTICLE XIV. SATISFACTION AND DISCHARGE OF INDENTURE	46
Section 14.1 Satisfaction, Discharge and Defeasance of Debt Securities of any Series	46
Section 14.2 Defeasance of Debt Securities of any Series	47
Section 14.3 Application of Trust Funds; Indemnification	48
Section 14.4 Return of Unclaimed Moneys	48
Section 14.5 Reinstatement	49
ARTICLE XV. IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS	49
Section 15.1 Indenture and Debt Securities Solely Obligations of the Company	49
ARTICLE XVI. SUBORDINATION OF SECURITIES	49
Section 16.1 Debt Securities Subordinate to Senior Debt	49
Section 16.2 Liquidation, Dissolution, Bankruptcy	49
Section 16.3 No Payment When Senior Debt in Default	50
Section 16.4 When Distribution Must be Paid Over	50
Section 16.5 Payment Permitted If No Default	50
Section 16.6 Subrogation to Rights of Holders of Senior Debt	50
Section 16.7 Relative Rights	51
Section 16.8 Trustee to Effectuate Subordination	51
Section 16.9 No Waiver of Subordination Provisions	51
Section 16.10 Reliance on Judicial Order or Certificate of Liquidating Agent	51
Section 16.11 Trustee Not Fiduciary for Holders of Senior Debt	51
Section 16.12 Trust Monies Not Subordinated	52
Section 16.13 Article Applicable to Paying Agents	52
Section 16.14 Defeasance	52
ARTICLE XVII. MISCELLANEOUS PROVISIONS	52
Section 17.1 Provisions Binding on Successors of the Company	52
Section 17.2 Indenture for Sole Benefit of Parties and Holders of Debt Securities	52
Section 17.3 Notices	52
Section 17.4 New York Contract	53
Section 17.5 Evidence of Compliance with Conditions Precedent	53
Section 17.6 Legal Holidays	53
Section 17.7 Trust Indenture Act to Control	53
Section 17.8 Headings	53
Section 17.9 Determination of Principal Amount	53
Section 17.10 Execution in Counterparts	54

CROSS REFERENCE SHEET

Between

Provisions of Sections 310 through 318(a) inclusive of Trust Indenture Act, as amended and the Indenture dated as of             , between Gulf Island Fabrication, Inc. and, as trustee.             .

Section of Act	Section of Indenture
310(a)(1) and (2)	8.9
310(a)(3) and (4)	*
310(b)	8.8 and 8.10
311(a)	8.13
311(b)	8.13
312(a)	6.1 and 6.2(a)
312(b)	6.2(b)
312(c)	6.2(c)
313(a)	6.3(a)
313(b)	6.3(a)
313(c)	6.3(a)
313(d)	6.3(b)
314(a)(1),(2) and (3)	5.6
314(a)(4)	5.5
314(b)	*
314(c)	17.5
314(d)	*
314(e)	17.5
314(f)	*
315(a)	8.1(a)
315(b)	7.8
315(c)	8.1(b)
315(d)	8.1(c)
315(e)	7.9
316(a)(1)	7.7
316(a)(2)	*
316(a) last paragraph	9.4
316(b)	7.10
316(c)	9.1
317(a)	7.2
317(b)	5.4
318(a)	17.7

____________

* Not Applicable

This cross reference sheet shall not, for any purpose, be considered part of the Indenture.

THIS INDENTURE, dated as of            , is between Gulf Island Fabrication, Inc., a Louisiana corporation (the “Company”), and             , a        , as trustee (the “Trustee”).

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of an unlimited aggregate principal amount of its debentures, notes, bonds or other evidences of indebtedness, to be issued in one or more series as provided in this Indenture on such terms as may from time to time be authorized in or pursuant to one or more Board Resolutions or Supplemental Indentures (each as defined below); and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase or acceptance of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the respective Holders from time to time of the Debt Securities or of any series thereof as follows:

ARTICLE I.
DEFINITIONS

Section 1.1 Definitions

. The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any Supplemental Indentures hereto shall have the respective meanings specified in this Section 1.1. All other terms used in this Indenture which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act of 1933, as amended, shall have (except as herein otherwise expressly provided or unless the context otherwise requires) the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act of 1933 as in force at the date of the execution of this Indenture.

Affiliate: The term “Affiliate”, when used with respect to any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Authenticating Agent: The term “Authenticating Agent” means the agent of the Trustee, if any, which at the time shall be appointed and acting pursuant to Section 8.14.

Board of Directors: The term “Board of Directors” means the Board of Directors of the Company.

Board Resolution: The term “Board Resolution” means a copy of a resolution certified by a Vice President, the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or a duly appointed committee thereof, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

Business Day: The term “Business Day”, when used with respect to any Place of Payment or any other particular location, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in that Place of Payment or other location are authorized or obligated by law, regulation or executive order to close.

Capital Lease Obligations: The term “Capital Lease Obligation” means, as of any particular date, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with generally accepted accounting principles in the United States.

Capital Stock:

The term “Capital Stock” means:

(1)in the case of a corporation, corporate stock;

(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

Commission: The term “Commission” means the U.S. Securities and Exchange Commission.

Company: “Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The forgoing sentence shall likewise apply to any subsequent such successor or successors.

Company Request and Company Order: The terms “Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or a Vice President, and by its Treasurer, Secretary, Assistant Secretary or Assistant Treasurer, and delivered to the Trustee.

Conversion Date: The term “Conversion Date” has the meaning set forth in Section 3.11:

Corporate Trust Office: The term “Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall principally be administered, which office at the date hereof is located at Attention: Corporate Trust Administration unit, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

Credit Facilities: The term “Credit Facilities” means, as of any particular date, one or more of the Company’s debt or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables) or trade letters of credit, in each case together with any refinancings thereof by a lender or syndicate of lenders.

Currency Determination Agent: The term “Currency Determination Agent” means the financial institution, if any, from time to time selected by the Company for purposes of Section 3.11.

Debt Security or Debt Securities: The terms “Debt Security” or “Debt Securities” means any secured or unsecured debentures, notes, bonds or other indebtedness of any series, as the case may be, issued by the Company from time to time, and authenticated and delivered under this Indenture.

Debt Security Register: The term “Debt Security Register” has the meaning set forth in Section 3.6.

Debt Security Registrar: The term “Debt Security Registrar” has the meaning set forth in Section 3.6.

Depository: The term “Depository” means, unless otherwise specified by the Company pursuant to Section 3.1, with respect to Debt Securities of any series issuable or issued as a Global Debt Security, The Depository Trust Company,

New York, New York, or any successor thereto registered as a clearing agency pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.

Designated Senior Debt: The term “Designated Senior Debt” means, as of any particular date, (a) any Senior Debt that has, at the time of determination, an aggregate principal amount outstanding of at least $10.0 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Debt and is designated in a notice delivered by the Company to the holders or a Representative of the holders of such Senior Debt and in an Officers’ Certificate delivered to the Trustee as “Designated Senior Debt” of the Company for purposes of the Indenture, and (b) the Credit Facilities.

Dollar: The term “Dollar” means the coin or currency of the United States of America which as of the time of payment is legal tender for the payment of public and private debts.

Dollar Equivalent of the Foreign Currency: The term “Dollar Equivalent of the Foreign Currency” shall have the meaning set forth in Section 3.11.

Event of Default: The term “Event of Default” has the meaning specified in Section 7.1.

Expiration Date: The term “Expiration Date” shall have the meaning set forth in Section 9.

Foreign Currency: The term “Foreign Currency” means a currency issued by the government of any country other than the United States of America.

Global Debt Security: The term “Global Debt Security” means a Debt Security issued in global form pursuant to Section 2.4 hereof to evidence all or part of a series of Debt Securities.

Government Obligations: The term “Government Obligations” means securities which are (i) direct obligations of the government which issued the currency in which the Debt Securities of a series are denominated or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the government which issued the currency in which the Debt Securities of such series are denominated, the payment of which obligations is unconditionally guaranteed by such government, and which, in either case, are full faith and credit obligations of such government, are denominated in the currency in which the Debt Securities of such series are denominated and which are not callable or redeemable at the option of the issuer thereof.

Guarantor: The term “Guarantor” means any person that issues a guarantee of the Debt Securities, either on the date such Debt Securities are issued or thereafter in accordance with the terms of this Indenture; provided, that upon the release and discharge of such person from its guarantee in accordance with this Indenture, such person shall cease to be a Guarantor.

Hedging Obligations: “Hedging Obligations” means, with respect to any Person as of any particular date, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

Holder: The term “Holder” means any Person in whose name a Debt Security of any series is registered in the Debt Security Register applicable to Debt Securities of such series.

Indebtedness: The term “Indebtedness” means, with respect to any Person as of any particular date, whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person, (iv) all Hedging Obligations of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the value of the property subject to such Lien, and (vi) to the extent not otherwise included, any guarantee by such person of any other Person’s indebtedness or other obligations described in clauses (i) through (v) above.

Indenture: The term “Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided pursuant to the applicable provisions hereof, as so amended or supplemented.

Indexed Debt Security: The term “Indexed Debt Security” means a Debt Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

Interest Payment Date: The term “Interest Payment Date”, when used with respect to any series of Debt Securities, means the Stated Maturity of an installment of interest on such Debt Securities.

Lien: The term “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the “Uniform Commercial Code” (or equivalent statutes) of any jurisdiction).

Market Exchange Rate: The term “Market Exchange Rate” shall have the meaning set forth in Section 3.11.

Officers’ Certificate: The term “Officers’ Certificate”, when used with respect to the Company, means a certificate signed by its Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or a Vice President and by its Treasurer, Secretary, Assistant Secretary or Assistant Treasurer and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 17.5 to the extent required by the provisions of such Section.

Opinion of Counsel: The term “Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company and who shall be reasonably acceptable to the Trustee. Each such opinion shall include the statements provided for in Sections 2.2, 3.4 and 17.5 to the extent required by the provisions of such Sections.

Original Issue Discount Debt Security: The term “Original Issue Discount Debt Security” means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 7.1.

Outstanding: The term “Outstanding”, when used with respect to Debt Securities or Debt Securities of any series, means, as of the date of determination, all such Debt Securities theretofore authenticated and delivered under this Indenture, except:

(a)such Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)such Debt Securities for whose payment or redemption money in the necessary amount and in the specified currency has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities, provided, however, that if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)such Debt Securities in exchange for or in lieu of which other such Debt Securities have been authenticated and delivered pursuant to this Indenture, or such Debt Securities which have been paid, pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Debt Securities are held by Persons in whose hands any of such Debt Securities are a legal, valid and binding obligation of the Company; and

(d)such Debt Securities the indebtedness in respect to which has been discharged in accordance with Section 14.2;

provided, however, that in determining whether the Holders of the requisite principal amount of such Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, such Debt Securities owned by the Company or any other obligor upon such Debt Securities or any Affiliate of the Company or such other obligor (except in the case in which the Company or such other obligor or Affiliate owns all Debt Securities Outstanding under the Indenture, or all Outstanding Debt Securities of each such series, as the case may be, without regard to this proviso) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only such Debt Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Such Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other such obligor upon such Debt Securities or any Affiliate of the Company or such other obligor. In case of a dispute as to such right, the decision of the Trustee upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all such Debt Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to the provisions of Section 8.1, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all such Debt Securities not listed therein are Outstanding for the purpose of any such determination.

Paying Agent: The term “Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal and premium, if any, or interest, if any, on any Debt Securities on behalf of the Company.

Person: The term “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Place of Payment: The term “Place of Payment”, when used with respect to the Debt Securities of any series, means the place or places where the principal of (premium, if any) and interest on the Debt Securities of that series are payable as specified in accordance with Section 3.1.

Predecessor Debt Security: The term “Predecessor Debt Security” of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security, and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 3.7 in lieu of a mutilated, lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Debt Security.

Redemption Date: The term “Redemption Date”, when used with respect to any Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

Redemption Price: The term “Redemption Price”, when used with respect to any Debt Security to be redeemed, means the price specified in such Debt Security at which it is to be redeemed pursuant to this Indenture.

Regular Record Date: The term “Regular Record Date” for the interest payable on any Debt Security on any Interest Payment Date means the date specified in such Debt Security as the “Regular Record Date” as contemplated by Section 3.1.

Representative: The term “Representative” has the meaning set forth in Section 16.3.

Responsible Officer: The term “Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee assigned to the Corporate Trust Administration unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture and, for the purposes of Section 7.7, Section 7.8 and Section 8.1(c)(2), shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

The term “Responsible Officer”, when used with respect to the Company, means the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Treasurer or Secretary, or any Vice President, Assistant Secretary or Assistant Treasurer, in each case, of the Company.

Senior Bank Debt: The term “Senior Bank Debt” means, as of any particular date, (i) the Indebtedness outstanding under any senior credit facility of the Company and (ii) all obligations incurred by or owing to the holders of Indebtedness outstanding under any such senior credit facility.

Senior Debt: For purposes of the subordination provisions set forth in Article XVI hereof, the term “Senior Debt” means, as of any particular date:

(i)with respect to the Company, the principal of and interest (including post-petition interest whether or not allowed as a claim) on, and all other amounts owing in respect of, (a) Senior Bank Debt and (b) any other Indebtedness of the Company (including, but not limited to, charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Debt Securities; and

(ii)with respect to any Guarantor, the principal of and interest (including post-petition interest whether or not allowed as a claim) on, and all other amounts owing in respect of, (a) Senior Bank Debt and (b) any other Indebtedness of the Company (including, but not limited to, charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the guarantee of such Guarantor.

Notwithstanding the foregoing, Senior Debt shall not include (v) Indebtedness of the Company that is by its terms subordinate or pari passu in right of payment to the Debt Securities, (w) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business payable in connection with customary practices (including Guarantees thereof on instruments evidencing such liabilities), (x) any liability for Federal, state, local or other taxes owed or owing by the Company, (y) any obligation of the Company to any Subsidiary, or (z) any obligations with respect to any Capital Stock of the Company.

Special Record Date: The term “Special Record Date” for the payment of any Defaulted Interest (as defined in Section 3.8) means a date fixed by the Trustee pursuant to Section 3.8.

Stated Maturity: The term “Stated Maturity” when used with respect to any Debt Security or any installment of principal thereof or of interest thereon, means the date specified in such Debt Security as the fixed date on which the principal of such Debt Security, or such installment of interest, is due and payable.

Subsidiary: The term “Subsidiary” means with respect to any specified Person:

(1)any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Supplemental Indenture: The term “Supplemental Indenture” means any supplement to this Indenture duly entered into between the Company (pursuant to the adoption of a Board Resolution) and the Trustee for any of the purposes contemplated hereunder.

Trustee: The term “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

Trust Indenture Act: The term “Trust Indenture Act” means the Trust Indenture Act, as amended, as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act is amended after such date, “Trust Indenture Act” means to the extent required by any such amendment, the Trust Indenture Act as so amended.

Valuation Date: The term “Valuation Date” shall have the meaning set forth in Section 3.11.

Voting Stock: The term “Voting Stock” means outstanding shares of capital stock or similar equity interests having under ordinary circumstances voting power for the election of directors, managers or the substantial equivalent thereof whether at all times or only so long as no senior class of stock or similar equity interest has such voting power by reason of the occurrence of any contingency.

Section 1.2 Other Terms

. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States for domestic companies at the date of such computation. All references to such terms herein shall be both to the singular or the plural, as the context so requires. Unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole (including any Supplemental Indentures) and not to any particular Article, Section or other subdivision. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.”

ARTICLE II.
DEBT SECURITY FORMS

Section 2.1 Forms Generally

. The Debt Securities of each series and the certificates of authentication thereon shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture (the provisions of which shall be appropriate to reflect the terms of each series of Debt Securities, including the currency or denomination, which may be Dollars or Foreign Currency), and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Debt Securities, as evidenced by their signing of such Debt Securities. Any portion of the text of any Debt Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Debt Security.

The definitive Debt Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Debt Securities, as evidenced by their signing of such Debt Securities.

Section 2.2 Forms of Debt Securities

. The Debt Securities of each series shall be in such form or forms (including global form) as shall be established by or pursuant to a Board Resolution or a Supplemental Indenture.

Prior to the delivery of a Debt Security of any series in any such form to the Trustee for the Debt Securities of such series for authentication, the Company shall deliver to the Trustee the following:

(a)The Board Resolution or Supplemental Indenture by or pursuant to which such form of Debt Security has been approved;

(b)An Officers’ Certificate dated the date such Certificate is delivered to the Trustee stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Debt Securities in such form have been complied with; and

(c)An Opinion of Counsel stating that Debt Securities in such form, together with any coupons appertaining thereto, when (i) completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, (ii) authenticated and delivered by such Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors, and (iii) sold in the manner specified in such Opinion of Counsel, will be the legal, valid and binding obligations of the Company, subject to applicable bankruptcy, reorganization, insolvency and other similar laws generally affecting creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Debt Securities.

The definitive Debt Securities and coupons, if any, shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Debt Securities or coupons, as evidenced by their execution thereof.

Section 2.3 Form of Trustee’s Certificate of Authentication

. The following is the form of the Certificate of Authentication of the Trustee to be endorsed on the face of all Debt Securities substantially as follows:

This is one of the Debt Securities of the series designated herein issued under the within-mentioned Indenture.

Name

As Trustee

By

Authorized Officer

Section 2.4 Debt Securities in Global Form

.

(a)If the Company shall establish pursuant to Section 3.1 that the Debt Securities of a particular series are to be issued in whole or in part in the form of one or more Global Debt Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 3.4 and the Company Order delivered to the Trustee or its agent thereunder, authenticate and deliver such Global Debt Security or Global Debt Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debt Securities of such series to be represented by such Global Debt Security or Global Debt Securities, or such portion thereof as the Company shall specify in a Company Order, (ii) shall be registered in the name of the Depository for such Global Debt Security or Global Debt Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depository or pursuant to the Depository’s instruction and (iv) shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depository or in such other name as is requested by an authorized representative of the Depository (and any payment is made to the nominee of the Depository or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the nominee of the Depository, has an interest herein.”

(b)Notwithstanding any other provision of this Section 2.4 or of Section 3.6, and subject to the provisions of paragraph (c) below, unless the terms of a Global Debt Security expressly permit such Global Debt Security to be exchanged in whole or in part for individual certificates representing Debt Securities, a Global Debt Security may be transferred, in whole but not in part and in the manner provided in Section 3.6, only to a nominee of the Depository for such Global Debt Security, or to the Depository, or a successor Depository for such Global Debt Security selected or approved by the Company, or to a nominee of such successor Depository.

(c)

(1)If at any time the Depository for a Global Debt Security notifies the Company that it is unwilling or unable to continue as Depository for such Global Debt Security or if at any time the Depository for the Global Debt Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to such Global Debt Security. If a successor Depository for such Global Debt Security is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of certificates representing Debt Securities of such series in exchange for such Global Debt Security, will authenticate and deliver, certificates representing Debt Securities of such series of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Debt Security in exchange for such Global Debt Security.

(2)The Company may at any time and in its sole discretion determine that the Debt Securities of any series or portion thereof issued or issuable in the form of one or more Global Debt Securities shall no longer be represented by such Global Debt Security or Global Debt Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of certificates representing Debt Securities of such series in exchange in whole or in part for such Global Debt Security, will authenticate and deliver certificates representing Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Debt Security or Global Debt Securities representing such series or portion thereof in exchange for such Global Debt Security or Global Debt Securities.

(3)If specified by the Company pursuant to Section 3.1 with respect to Debt Securities issued or issuable in the form of a Global Debt Security, the Depository for such Global Debt Security may surrender such Global Debt Security in exchange in whole or in part for certificates representing Debt Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depository. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without a service charge, (A) to each Holder specified by the Debt Security Registrar or the Depository a certificate or certificates representing Debt Securities of the same series of like tenor and terms and of any authorized denomination as requested by such person in an aggregate principal amount equal to and in exchange for such Holder’s beneficial interest as specified by the Debt Security Registrar or the Depository in the Global Debt Security; and (B) to such Depository a new Global Debt Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Debt Security and the aggregate principal amount of certificates representing Debt Securities delivered to Holders thereof.

(4)In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver certificates representing Debt Securities in definitive registered form in authorized denominations for Debt Securities of the same series or any integral multiple thereof. Upon the exchange of the entire principal amount of a Global Debt Security for certificates representing Debt Securities, such Global Debt Security shall be cancelled by the Trustee or its agent. Except as provided in the preceding paragraph, certificates representing Debt Securities issued in exchange for a Global Debt Security pursuant to this Section shall be registered in such names and in such authorized denominations for Debt Securities of that series or any integral multiple thereof, as the Debt Security Registrar or Depository shall instruct the Trustee or its agent. The Trustee or the Debt Security Registrar shall deliver at its Corporate Trust Office such certificates representing Debt Securities to the Holders in whose names such Debt Securities are so registered.

ARTICLE III.
THE DEBT SECURITIES

Section 3.1 Title and Terms

. The aggregate principal amount of Debt Securities which may be authenticated and delivered under this Indenture is unlimited.

The Debt Securities may be issued in one or more series. All Debt Securities of each series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time or times of the authentication and delivery or maturity of the Debt Securities of such series. Prior to the issuance of Debt Securities of any series, there shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate to the extent not established in a Board Resolution, or established in one or more Supplemental Indentures:

(a)the title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from all other series of Debt Securities);

(b)any limit upon the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of that series pursuant to this Article III, the second paragraph of Section 4.3, or Section 11.4);

(c)the date or dates (or the manner of calculation thereof) on which the principal of the Debt Securities of the series is payable;

(d)the Person to whom any interest on a Debt Security of the series shall be payable, if other than the Person in whose name that Debt Security is registered at the close of business on the Regular Record Date for such interest;

(e)the rate or rates (or the manner of calculation thereof), which may be fixed or variable, at which the Debt Securities of the series shall bear interest, if any;

(f)the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

(g)the Place of Payment;

(h)the denominations in which the Debt Securities of such series shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

(i)if other than Dollars, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the Debt Securities of the series are to be made;

(j)if the interest on or principal of (or premium, if any, with respect to) the Debt Securities of the series are to be payable, at the election of the Company or a Holder thereof or otherwise, in a currency other than that in which such Debt Securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities or any of them are to be so payable;

(k)whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the Debt Securities of such series may be determined with reference to an index, formula or other method (which index, formula or method or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

(l)the provisions, if any, relating to any security or collateral provided with respect to the Debt Securities;

(m)the form and terms of guarantee, if any, of the Debt Securities;

(n)the obligation, if any, and the option, if any, of the Company to redeem, purchase or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or upon a specified date or the happening of a specified event or at the option of a Holder thereof or otherwise, and the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities of the series shall or may be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations or options, including any deletions from, modifications of or additions to Article IV with respect to Debt Securities of such series;

(o)the terms, if any, upon which the Debt Securities of the series may be convertible into or exchanged for common stock or preferred stock of the Company, other Debt Securities, warrants for common stock or preferred stock of the Company other securities of any kind of the Company or any other obligor or issuer and the terms and conditions upon which such conversion or exchange may or shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein;

(p)the extent to which any Debt Securities will be issuable in permanent global form, the manner in which any payments on a permanent global Debt Security will be made, and the appointment of any Depository relating thereto;

(q)any deletions from, modifications of or additions to the Events of Default or covenants with respect to the Debt Securities of such series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein, and any change in the rights of the Trustee or the Holders of the Debt Securities of such series upon any Event of Default or breach of any covenant;

(r)if any of the Debt Securities of such series are to be issuable upon the exercise of warrants, this shall be so established as well as the time, manner and place for such Debt Securities to be authenticated and delivered;

(s)if other than the Trustee, the identity of any trustees, authenticating, paying, transfer or other agents or registrars with respect to the Debt Securities of such series;

(t)whether the Debt Securities of such series will be listed on any national securities exchange;

(u)the right, if any, of the Company to defer payments of interest by extending the interest payment periods and the duration of such extension, the interest payment dates on which such interest shall be payable and whether and under what circumstances additional interest on amounts deferred shall be payable;

(v)any restrictions or other provisions on the transfer or exchange of the Debt Securities of such series;

(w)any modifications of or supplements to the terms of subordination specified in Article XVI with respect to the Debt Securities of such series; and

(x)any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such Supplemental Indenture.

Section 3.2 Denominations

. The Debt Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated in Section 3.1. In the absence of any specification with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof, which may be in Dollars or any Foreign Currency.

Section 3.3 Payment of Principal and Interest

. The principal of, premium, if any, and interest on the Debt Securities shall be payable at the office or agency of the Company designated for that purpose in the Place of Payment, as provided in Section 5.2; provided, however, that interest may be payable at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Debt Security Register on the Regular Record Date for such interest payment.

Section 3.4 Execution of Debt Securities

. The Debt Securities shall be executed manually or by facsimile in the name and on behalf of the Company by any of its Responsible Officers. Only such Debt Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or become obligatory for any purpose. Such certificate by the Trustee upon any Debt Security executed by the Company shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have executed any of the Debt Securities shall cease to be such officer before the Debt Securities so executed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debt Securities nevertheless shall be valid and binding and may be authenticated and delivered or disposed of as though the Person who executed such Debt Securities had not ceased to be such officer of the Company; and any Debt Securities may be executed on behalf of the Company by such Persons as, at the actual date of the execution of such Debt Security, shall be the proper officers of the Company, although at the date of such Debt Security or of the execution of this Indenture any such Person was not such an officer.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities of any series, properly created in accordance with Section 3.1 and executed by the Company, to the Trustee for authentication; and the Trustee shall authenticate and deliver such Debt Securities upon receipt of a Company Order. In the event that any other Person performs the Trustee’s duties as Authenticating Agent pursuant to a duly executed agreement, the Company shall notify the Trustee in writing of the issuance of any Debt Securities hereunder, such notice to be delivered in accordance with the provisions of Section 17.3 on the date such Debt Securities are delivered by the Company for authentication to such other Person.

Prior to any such authentication and delivery, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the Opinion of Counsel to be furnished to the Trustee pursuant to Sections 2.2 and 17.5 and the Officers’ Certificate relating to the issuance of any series of Debt Securities pursuant to Sections 17.5 and 3.1, Opinions of Counsel stating that:

(a)all instruments furnished to the Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Debt Securities;

(b)all laws and requirements with respect to the form and execution by the Company of the Supplemental Indenture, if any, have been complied with, the execution and delivery of the Supplemental Indenture, if any, will not violate the terms of this Indenture, the Supplemental Indenture has been duly qualified under the Trust Indenture Act, the Company has corporate or company power to execute and deliver any such Supplemental Indenture and has taken all necessary corporate action for those purposes and any such Supplemental Indenture has been executed and delivered and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect);

(c)the form and terms of such Debt Securities have been established in conformity with the provisions of this Indenture; and

(d)all laws and requirements with respect to the execution and delivery by the Company of such Debt Securities have been complied with, the authentication and delivery of the Debt Securities by the Trustee will not violate the terms of this Indenture, the Company has the corporate or company power to issue such Debt Securities and such Debt Securities, assuming due authentication and delivery by the Trustee, constitute legal, valid and binding obligations of the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect) and are entitled to the benefits of this Indenture, equally and ratably with all other Outstanding Debt Securities, if any, of such series.

The Trustee shall not be required to authenticate such Debt Securities if the issue thereof will adversely affect the Trustee’s own rights, duties or immunities under the Debt Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or such action would expose the Trustee to personal liability to existing Holders.

Unless otherwise provided in the form of Debt Security for any series, all Debt Securities shall be dated the date of their authentication.

No Debt Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder.

Section 3.5 Temporary Debt Securities

. Pending the preparation of definitive Debt Securities of any series, the Company may execute, and upon receipt of the documents required by Sections 2.2, 3.1 and 3.4, together with a Company Order, the Trustee shall authenticate and deliver, such temporary Debt Securities which may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denominations, substantially of the tenor of such definitive Debt Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such temporary Debt Securities may determine, as evidenced by their execution of such temporary Debt Securities.

If temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of any series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series, upon surrender of the temporary Debt Securities of such series at any office or agency maintained by the Company for such purposes as provided in Section 5.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debt Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefore a like principal amount of definitive Debt Securities of such series having the same interest rate and Stated Maturity and bearing interest from the same date of any authorized denominations. Until so exchanged the temporary Debt Securities of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.

Section 3.6 Exchange and Registration of Transfer of Debt Securities

. Debt Securities may be exchanged for a like aggregate principal amount of Debt Securities of such series that are of other authorized denominations. Debt Securities to be exchanged shall be surrendered at any office or agency to be maintained for such purpose by the Company, as provided in Section 5.2, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefore the Debt Security or Debt Securities of authorized denominations which the Debt Security Holder making the exchange shall be entitled to receive. Each agent of the Company appointed pursuant to Section 5.2 as a person authorized to register and register transfer of Debt Securities is sometimes herein referred to as a “Debt Security Registrar.”

The Company shall keep, at each such office or agency of the Company maintained for such purpose, as provided in Section 5.2, a register for each series of Debt Securities hereunder (the registers of all Debt Security Registrars being herein sometimes collectively referred to as the “Debt Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debt Securities and shall register the transfer of Debt Securities as provided in this Article III. At all reasonable times, such Debt Security Register shall be open for inspection by the Trustee and any Debt Security Registrar other than the Trustee. Upon due presentment for registration of transfer of any Debt Security at any such office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debt Security or Debt Securities of authorized denominations for an equal aggregate principal amount. Registration or registration of transfer of any Debt Security by any Debt Security Registrar in the registry books maintained by such Debt Security Registrar, and delivery of such Debt Security, duly authenticated, shall be deemed to complete the registration or registration of transfer of such Debt Security.

The Company will at all times designate one Person (who may be the Company and who need not be a Debt Security Registrar) to act as repository of a master list of names and addresses of Holders of the Debt Securities. The Trustee shall act as such repository unless and until some other Person is, by written notice from the Company to the Trustee and each Debt Security Registrar, designated by the Company to act as such. The Company shall cause each

Debt Security Registrar to furnish to such repository, on a current basis, such information as such repository may reasonably request as to registrations, transfers, exchanges and other transactions effected by such registrar, as may be necessary or advisable to enable such repository to maintain such master list on as current a basis as is reasonably practicable.

No Person shall at any time be appointed as or act as a Debt Security Registrar unless such Person is at such time empowered under applicable law to act as such and duly registered to act as such under and to the extent required by applicable law and regulations.

All Debt Securities presented to a Debt Security Registrar for registration of transfer shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and such Debt Security Registrar duly executed by the registered Holder or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of Debt Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required to issue, exchange or register a transfer of (a) any Debt Securities of any series for a period of 15 days next preceding the mailing of a notice of redemption of Debt Securities of such series and ending at the close of business on the day of the mailing of a notice of redemption of Debt Securities of such series so selected for redemption, or (b) any Debt Securities selected, called or being called for redemption except, in the case of any Debt Security to be redeemed in part, the portion thereof not so to be redeemed.

All Debt Securities issued in exchange for or upon registration of transfer of Debt Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered for such exchange or registration of transfer.

None of the Trustee, any agent of the Trustee, any Paying Agent or the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.7 Mutilated, Destroyed, Lost or Stolen Debt Securities

. In case any temporary or definitive Debt Security shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Debt Security, bearing a number, letter or other distinguishing mark not contemporaneously Outstanding, in exchange and substitution for the mutilated Debt Security, or in lieu of and in substitution for the Debt Security so destroyed, lost or stolen. In every case the applicant for a substituted Debt Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft, of such Debt Security and of the ownership thereof.

In the absence of notice to the Trustee or the Company that such Debt Security has been acquired by a bona fide purchaser, the Trustee shall authenticate any such substituted Debt Security and deliver the same upon any Company Request. Upon the issuance of any substituted Debt Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debt Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Debt Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and to the Trustee of the destruction, loss or theft of such Debt Security and of the ownership thereof.

Every substituted Debt Security issued pursuant to the provisions of this Section 3.7 by virtue of the fact that any Debt Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities duly issued hereunder. All Debt Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities and shall preclude (to the extent permitted by law) any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 3.8 Payment of Interest; Interest Rights Preserved

. Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, on any Debt Security, shall unless otherwise provided in such Debt Security be paid to the Person in whose name the Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise stated in the form of Debt Security of a series, interest on the Debt Securities of any series shall be computed on the basis of a 360 day year comprised of twelve 30 day months.

Any interest on any Debt Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (a) or (b) below:

(a)The Company may elect to make payment of any Defaulted Interest to the Persons in whose names any such Debt Securities (or their respective Predecessor Debt Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debt Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore to be mailed, first-class postage prepaid, to each Holder of such Debt Securities, at such Holder’s address as it appears in the Debt Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Debt Securities (or their respective Predecessor Debt Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

(b)The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of that series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Debt Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

Section 3.9 Persons Deemed Owners

. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Debt Security is registered as the owner of such Debt Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.8) interest on, such Debt Security and for all other purposes whatsoever whether or not such Debt Security be overdue, and neither the Company, the Trustee, nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.10 Cancellation of Debt Securities Paid

. All Debt Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer or delivered in satisfaction in whole or in part of any sinking fund obligation shall, if surrendered to the Company or any agent of the Trustee or the Company under this Indenture, be delivered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Debt Securities in accordance with its customary procedures unless otherwise directed by a Company Order.

Section 3.11 Currency and Manner of Payments

.

(a)With respect to Debt Securities denominated in Dollars or a Foreign Currency, the following payment provisions shall apply:

(1)Except as provided in subparagraph (a)(2) or in paragraph (c) of this Section 3.11, payment of principal of and premium, if any, on any Debt Securities will be made at the offices established pursuant to Section 5.2 by delivery of a check in the currency in which the Debt Security is denominated on the payment date against surrender of such Debt Security, and any interest on any Debt Security will be paid at such office by mailing a check in the currency in which the Debt Securities were issued to the Person entitled thereto at the address of such Person appearing on the Debt Security Register.

(2)Payment of the principal of and premium, if any, and interest on such Debt Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

(b)Not later than the fourth Business Day after the Regular Record Date for such Interest Payment Date, the Paying Agent will deliver to the Company a written notice specifying, in the currency in which each series of the Debt Securities are denominated, the respective aggregate amounts of principal of and premium, if any, and interest on the Debt Securities to be made on such payment date, specifying the amounts so payable in respect of the Debt Securities. The failure of the Paying Agent to deliver such notice shall not relieve the Company from its obligation to make all payments with respect to any Debt Security when due.

(c)If the Foreign Currency in which any of the Debt Securities are denominated ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, then with respect to each date for the payment of Foreign Currency occurring after the last date on which the Foreign Currency was so used (the “Conversion Date”), the Dollar shall be the currency of payment for use on each such Interest Payment Date. The Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holder of such Debt Securities with respect to such payment date shall be the Dollar Equivalent of the Foreign Currency as determined by the Currency Determination Agent as of the second Business Day preceding the applicable payment date (the “Valuation Date”) in the manner provided in paragraph (d).

(d)The “Dollar Equivalent of the Foreign Currency” shall be determined by the Currency Determination Agent as of each Valuation Date and shall be obtained by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Valuation Date.

(e)The “Market Exchange Rate” shall mean, for any currency, the highest firm bid quotation for U.S. dollars received by the Currency Determination Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three recognized foreign exchange dealers in the City of New York selected by the Currency Determination Agent and approved by the Company (one of which may be the Currency Determination) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such currency payable on such payment in respect of all Notes denominated in such currency.

(f)All decisions and determinations of the Currency Determination Agent regarding the Dollar Equivalent of the Foreign Currency and the Market Exchange Rate shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company and all Holders of the Debt Securities. In the event that the Foreign Currency ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, the Company, after learning thereof, will promptly give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 17.3 to the Holders) specifying the Conversion Date.

(g)The Trustee shall be fully justified and protected in relying on and acting upon the information so received by it from the Company or the Currency Determination Agent and shall not otherwise have any duty or obligation to determine such information independently. If the principal of (and premium, if any) and interest on any Debt Securities is payable in a Foreign Currency and such Foreign Currency is not available for payment due to the imposition of exchange controls or other circumstances beyond the control of the Company, then the Company shall be entitled to satisfy its obligations to Holders under this Indenture by making such payment in Dollars on the basis of the Market Exchange Rate for such Foreign Currency on the latest date for which such rate was established on or before the date on which payment is due. Any payment made pursuant to this Section 3.11 in Dollars where the required payment is in a Foreign Currency shall not constitute a default or Event of Default under this Indenture.

ARTICLE IV.
REDEMPTION OF DEBT SECURITIES; SINKING FUNDS

Section 4.1 Applicability of Article

. The Company may reserve the right to redeem and pay before Stated Maturity all or any part of the Debt Securities of any series, either by optional redemption, sinking fund (mandatory or optional) or otherwise, by provision therefor in the form of Debt Security for such series on such terms as are specified in such form or the Board Resolution or Officers’ Certificate delivered pursuant to Section 3.1 or the Supplemental Indenture as provided in Section 3.1 with respect to Debt Securities of such series. Redemption of Debt Securities of any series shall be made in accordance with the terms of such Debt Securities and, to the extent that this Article does not conflict with such terms, in accordance with this Article.

Section 4.2 Notice of Redemption; Selection of Debt Securities

. In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of a series of Debt Securities pursuant to Section 4.1, the Company shall fix a date for redemption and the Company, or, at the Company’s request, the Trustee in the name of and at the expense of the Company, shall mail a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the Holders of Debt Securities so to be redeemed as a whole or in part at their last addresses as the same appear on the Debt Securities Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debt Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security.

Notice of redemption shall be given in the name of the Company and shall specify the date fixed for redemption, the Redemption Price at which Debt Securities of any series are to be redeemed, the place of payment (which shall be at the offices or agencies to be maintained by the Company pursuant to Section 5.2), that payment of the Redemption Price will be made upon presentation and surrender of such Debt Securities, that interest accrued to the date fixed for redemption will be paid as specified in such notice that on and after such date interest thereon or on the portions thereof to be redeemed will cease to accrue, and the Section of this Indenture pursuant to which Debt Securities will be redeemed. In case less than all Debt Securities of any series are to be redeemed, the notice of redemption shall also identify the particular Debt Securities to be redeemed as a whole or in part and shall state that the redemption is for the sinking fund, if such is the case. In case any Debt Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debt Security, a new Debt Security or Debt Securities of such series in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder.

If less than all the Debt Securities of any series are to be redeemed, the Company shall give the Trustee notice, at least 45 days (or such shorter period acceptable to the Trustee) in advance of the date fixed for redemption, as to the aggregate principal amount of Debt Securities to be redeemed. Debt Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Debt Securities of such series or any multiple thereof. Thereupon the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debt

Securities or portions thereof to be redeemed, and shall as promptly as practicable notify the Company of the Debt Securities or portions thereof so selected. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities of any series shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Security which has been or is to be redeemed.

On or prior to the date fixed for redemption specified in the notice of redemption given as provided in this Section 4.2, the Company will deposit with the Trustee or with the Paying Agent an amount of money in the currency in which the Debt Securities of such series are payable sufficient to redeem on the date fixed for redemption all the Debt Securities so called for redemption at the appropriate Redemption Price, together with accrued interest to the date fixed for redemption.

The Trustee shall not mail any notice of redemption of any series of Debt Securities during the continuation of any default in payment of interest on any series of Debt Securities when due or of any Event of Default, except that where notice of redemption with respect to any series of Debt Securities shall have been mailed prior to the occurrence of such default or Event of Default, the Trustee shall redeem such Debt Securities provided funds are deposited with it for such purpose.

Section 4.3 Payment of Debt Securities Called for Redemption

. If notice of redemption has been given as herein provided, the Debt Securities or portions of Debt Securities with respect to which such notice has been given shall become due and payable on the date and at the place stated in such notice at the applicable Redemption Price, together with interest accrued to the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Debt Securities or portions thereof at the Redemption Price, together with interest accrued to such date) interest on the Debt Securities or portions of Debt Securities so called for redemption shall cease to accrue, and such Debt Securities and portions of Debt Securities shall be deemed not to be Outstanding hereunder and shall not be entitled to any benefit under this Indenture except to receive payment of the Redemption Price, together with accrued interest to the date fixed for redemption. On presentation and surrender of such Debt Securities at the place of payment in such notice specified, such Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with interest accrued thereon to the date fixed for redemption; provided, however, that any installments of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Debt Securities, or one or more previous Debt Securities evidencing all or a portion of the same debt as that evidenced by such particular Debt Securities, registered as such on the Regular Record Dates according to their terms and the provisions of Section 3.8.

Upon presentation and surrender of any Debt Security redeemed in part only, with, if the Company or the Trustee so required, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debt Security or Debt Securities of the same series having the same interest rate and Stated Maturity and bearing interest from the same date, of any authorized denominations as requested by such Holder, in aggregate principal amount equal to the unredeemed portion of the Debt Security so presented and surrendered.

Section 4.4 Exclusion of Certain Debt Securities from Redemption

. Debt Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by a Responsible Officer of the Company and delivered to the Trustee at least 45 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

Section 4.5 Provisions with Respect to any Sinking Funds

. Unless the form or terms of any series of Debt Securities shall provide otherwise, in lieu of making all or any part of any mandatory sinking fund payment with respect to such series of Debt Securities in cash, the Company may at its option (a) deliver to the Trustee for cancellation any Debt Securities of such series theretofore acquired by the Company, or (b) receive credit for any Debt Securities of such series (not previously so credited) acquired by the Company and theretofore delivered to the Trustee for cancellation, then Debt Securities so delivered or credited shall be credited at the applicable sinking fund Redemption Price with respect to the Debt Securities of such series.

On or before the 45th day next preceding each sinking fund Redemption Date, the Company will deliver to the Trustee a certificate signed by the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer of the Company specifying (i) the portion of the mandatory sinking fund payment to be satisfied by deposit of cash in the currency in which the Debt Securities of such series are payable, by delivery of Debt Securities theretofore purchased or otherwise acquired by the Company (which Debt Securities shall accompany such certificate) and by credit for Debt Securities acquired by the Company and theretofore delivered to the Trustee for cancellation redeemed by the Company and stating that the credit to be applied has not theretofore been so applied and (ii) whether the Company intends to exercise its right, if any, to make an optional sinking fund payment, and, if so, the amount thereof. Such certificate shall also state that no Event of Default has occurred and is continuing. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In case of the failure of the Company on or before the 45th day next preceding each sinking fund Redemption Date to deliver such certificate (or to deliver the Debt Securities specified in this paragraph), the sinking fund payment due on the next succeeding sinking fund payment date shall be paid entirely in cash (in the currency described above) and shall be sufficient to redeem the principal amount of Debt Securities as a mandatory sinking fund payment, without the option to deliver or credit Debt Securities as provided in the first paragraph of this Section 4.5 and without the right to make an optional sinking fund payment as provided herein.

If the sinking fund payment or payments (mandatory or optional) with respect to any series of Debt Securities made in cash (in the currency described above) shall exceed the minimum authorized denomination set forth in an Officers’ Certificate pursuant to Section 3.1 or the equivalent in the currency in which the Debt Securities of such series are payable (or a lesser sum if the Company shall so request), unless otherwise provided by the terms of such series of Debt Securities, such cash shall be applied by the Trustee on the sinking fund Redemption Date with respect to Debt Securities of such series at the applicable sinking fund Redemption Price with respect to Debt Securities of such series, together with accrued interest, if any, to the date fixed for redemption, with the effect provided in Section 4.3. The Trustee shall select, in the manner provided in Section 4.2, for redemption on such sinking fund Redemption Date a sufficient principal amount of Debt Securities of such series to utilize such cash and shall thereupon cause notice of redemption of the Debt Securities of such series for the sinking fund to be given in the manner provided in Section 4.2 (and with the effect provided in Section 4.3) for the redemption of Debt Securities in part at the option of the Company. Debt Securities of any series which are identified by registration and certificate number in an Officers’ Certificate at least 45 days prior to the sinking fund Redemption Date as being beneficially owned by, and not pledged or hypothecated by, the Company or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be excluded from Debt Securities of such series eligible for selection for redemption. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Debt Securities of such series shall be added to the next cash sinking fund payment with respect to Debt Securities of such series received by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 4.5. Any and all sinking fund moneys with respect to Debt Securities of any series held by the Trustee at the maturity of Debt Securities of such series, and not held for the payment or redemption of particular Debt Securities of such series, shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debt Securities of such series at maturity.

The Trustee shall not convert any currency in which the Debt Securities of such series are payable for the purposes of such sinking fund application unless a Company Request is made, and any such conversion agreed to by the Trustee in response to such request shall be for the account and at the expense of the Company and shall not affect the Company’s obligation to pay the Holders in the currency to which such Holder is entitled.

On or before each sinking fund Redemption Date provided with respect to Debt Securities of any series, the Company shall pay to the Trustee in cash in the currency described above a sum equal to all accrued interest, if any, to the date fixed for redemption on Debt Securities to be redeemed on such sinking fund Redemption Date pursuant to this Section 4.5.

ARTICLE V.
COVENANTS OF THE COMPANY

Section 5.1 Payment of Principal, Premium and Interest

. The Company will duly and punctually pay or cause to be paid (in the currency in which the Debt Securities of such series are payable) the principal of and premium, if any, and interest on each of the Debt Securities at the place (subject to Section 3.3), at the respective times and in the manner provided in each series of Debt Securities and in this Indenture.

Section 5.2 Offices for Notices and Payments

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(a)So long as the Debt Securities of any series remain Outstanding, the Company will maintain at the Place of Payment an office or agency where the Debt Securities may be presented for payment, an office or agency where the Debt Securities may be presented for registration of transfer and for exchange as provided in this Indenture, and an office or agency where notices and demands to or upon the Company in respect of the Debt Securities or of this Indenture may be served, and shall give the Trustee written notice thereof and any changes in the location thereof. In case the Company shall at any time fail to maintain any such office or agency, or shall fail to give notice to the Trustee of any change in the location thereof, presentation and demand may be made and notice may be served in respect of the Debt Securities or of this Indenture at such office of the Trustee.

(b)In addition to the office or agency maintained by the Company pursuant to Section 5.2(a), the Company may from time to time designate one or more other offices or agencies where the Debt Securities may be presented for payment and presented for registration of transfer and for exchange in the manner provided in this Indenture, and the Company may from time to time rescind such designations, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain such office and agency at the Place of Payment, for the purposes abovementioned. The Company will give to the Trustee prompt written notice of (i) any such designation or rescission thereof, and (ii) the location of any such office or agency outside the Place of Payment and of any change of location thereof.

Section 5.3 Appointments to Fill Vacancies in Trustee’s Office

. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.4 Provisions as to Paying Agent

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(a)

(1)Whenever the Company shall have one or more Paying Agents for any series of Debt Securities other than the Trustee, it will, on or before each due date of the principal of (and premium, if any) or interest on any Debt Securities of such series, deposit with a Paying Agent a sum sufficient to pay such amount becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(2)The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will: (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon any series of Debt Securities) in the making of any payment in respect of the Debt Securities of such series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

(b)If the Company shall act as its own Paying Agent, it will, on or prior to each due date of the principal of and premium, if any, or interest on Debt Securities of any series, set aside, segregate and hold in trust for the benefit of the Holders of such Debt Securities a sum sufficient to pay such principal and premium, if any, or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor on such series of Debt Securities) to make any payment of the principal of and premium, if any, or interest on the Debt Securities when the same shall become due and payable.

(c)Anything in this Section 5.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture with respect to any or all series of Debt Securities then Outstanding, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company, or any Paying Agent hereunder, as required by this Section 5.4, such sums to be held by the Trustee in accordance with the trusts herein contained.

(d)Anything in this Section 5.4 to the contrary notwithstanding, the agreement to hold sums in trust provided in this Section 5.4 is subject to Section 14.4.

Section 5.5 Certificate to Trustee

. So long as the Debt Securities of any series remain Outstanding, the Company and each Guarantor, if any, of such Debt Securities will deliver to the Trustee on or before 120 days after the end of each fiscal year an Officers’ Certificate signed by the Company’s principal executive officer, principal financial officer or principal accounting officer stating that in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any default by the Company in the performance or fulfillment or observance of any covenants or agreements contained herein during the preceding fiscal year, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof. The Officers’ Certificate need not comply with Section 17.5.

Section 5.6 Reports by the Company

. The Company agrees to file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission; provided further that any such information, documents or reports filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system or any successor thereto shall be deemed to be filed with the Trustee and transmitted to the Holders.

Section 5.7 Merger or Consolidation

. The Company will not, while any of the Debt Securities remain Outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to, any other company unless the provisions of Article XIII hereof are complied with.

ARTICLE VI.
HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE

Section 6.1 Holders’ Lists

. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, not more than 15 days after each Regular Record Date with respect to the Debt Securities of any series, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Debt Securities of such series as of a date not more than 15 days prior to the time such information is furnished; provided, however, that no such list with respect to any particular series of Debt Securities need be furnished at any such time if the Trustee is in possession thereof by reason of its acting as the Debt Security Registrar for such series designated under Section 3.6 or otherwise.

Section 6.2 Preservation and Disclosure of Lists

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(a)The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Debt Securities contained in the most recent list furnished to it as provided in Section 6.1 or received by the Trustee in the capacity of the Debt Security Registrar (if so acting) under Section 3.6. The Trustee may destroy any list furnished to it as provided in Section 6.1 upon receipt of a new list so furnished.

(b)The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debt Securities of any series or of all Debt Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)Every Holder of Debt Securities, by receiving and holding such securities, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 6.3 Reports by the Trustee

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(a)The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. The interval between transmissions of reports to be transmitted at intervals shall be twelve months or such shorter time required by the Trust Indenture Act.  Within 60 days of July 15 following the date of this Indenture, and for so long as the Debt Securities of any series remain Outstanding, the Trustee shall mail to each Holder a brief report dated as of July 15 if and to the extent required by Section 313(a) of the Trust Indenture Act.  The Trustee shall also comply with Section 313(b) of the Trust Indenture Act.

(b)A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which Debt Securities of any series are listed, with the Commission and with the Company. The Company will notify the Trustee when the Debt Securities of any series are listed on any stock exchange and of any delisting thereof.

ARTICLE VII.
DEFAULTS AND REMEDIES

Section 7.1 Events of Default

. “Event of Default,” with respect to any series of Debt Securities, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to such series or it is specifically deleted or modified in the Board Resolution, Officers’ Certificate or Supplemental Indenture under which such series of Debt Securities is issued or in the form of Debt Security for such series:

(a)failure on the part of the Company to pay any installment of interest due upon any Debt Security of such series, and continuance of such failure for a period of 30 days;

(b)default in the payment of the principal of and premium, if any, on any Debt Security of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration of acceleration or otherwise; provided, however, that notwithstanding the foregoing, the Company’s failure to pay, if caused solely by a wire transfer malfunction or similar problem outside the Company’s control, shall not be deemed an Event of Default;

(c)failure on the part of the Company to make a payment to a sinking fund or other comparable fund, if any, established to facilitate repayment of amounts owed under such series of Debt Securities as and when the same shall become due and payable by the terms of such Debt Securities, and continuance of such failure for a period of 30 days;

(d)failure on the part of the Company duly to observe or perform any of the covenants, warranties or agreements on the part of the Company in respect of the Debt Securities of such series in this Indenture (other than a covenant, warranty or agreement a default in whose performance or whose breach is specifically dealt with elsewhere in this Section) continued for a period of 90 days after the date on which written notice of such failure, specifying such failure and requiring the same to be remedied, shall have been given to the Company by the Trustee, by registered mail, or to the Company and the Trustee by the Holders of at least a majority of the aggregate principal amount of the Outstanding Debt Securities of such series;

(e)a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the Federal bankruptcy laws or any other similar applicable Federal or state law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee or other similar official in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days;

(f)the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking an arrangement or a reorganization under the Federal bankruptcy laws or any other similar applicable Federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee or other similar official in bankruptcy or insolvency of it or of all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(g)any other Event of Default provided in the Board Resolution, Officers’ Certificate or the Supplemental Indenture under which such series of Debt Securities is issued or in the form of Debt Security for such series; then and in each and every such case, so long as such Event of Default with respect to any series of Debt Securities for which there are Debt Securities Outstanding occurs and is continuing (other than an Event of Default specified in clause (e) or (f) of Section 7.1) and shall not have been remedied or waived to the extent permitted by the terms of this Indenture, unless the principal of all of the Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than a majority of the aggregate principal amount of the Outstanding Debt Securities of such series, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of such series and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debt Securities of such series contained to the contrary notwithstanding. If an Event of Default specified in clause (e) or (f) of Section 7.1 occurs and is continuing, then the principal amount of (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms thereof as due and payable upon acceleration) and any accrued and unpaid interest on that series shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. This provision, however, is subject to the condition that if, at any time after the principal of the Debt Securities of such series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay in the currency in which the Debt Securities of such series are payable all matured installments of interest upon all of the Debt Securities and the principal of and premium, if any, on any and all Debt Securities of such series which shall have become due otherwise than by such declaration (with interest on overdue installments of interest to the extent that payment of such interest is enforceable under applicable law and on such principal and premium, if any, at the rate borne by the Debt Securities of such series or as otherwise provided in the form of Debt Security for such series, to the date of such payment or deposit) and the expenses of the Trustee (subject to Section 8.6), and any and all defaults under this Indenture, other than the nonpayment of principal of and accrued interest on Debt Securities of such series which shall have become due by such declaration, shall have been cured or shall have been waived in accordance with Section 7.7 or provision deemed by the Trustee to be adequate shall have been made therefor — then and in every such case the Holders of at least a majority in aggregate principal amount of the Debt Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

In case the Trustee or any Holders shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceeding had been taken.

Section 7.2 Payment of Debt Securities Upon Default; Suit Therefor

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(a)The Company covenants that upon the occurrence of an Event of Default of the type described in Section 7.1(a), 7.1(b) or 7.1(c), the Company, upon demand of the Trustee, will pay to the Trustee, for the benefit of the Holders of any such series, the whole amount that then shall have become due and payable on any such Debt Securities for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Debt Securities of such series or as otherwise provided in the form of Debt Security of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred and advances made by the Trustee, except compensation or advances arising, or expenses or liabilities incurred, as a result of the Trustee’s negligence or bad faith.  If an Event of Default with respect to Debt Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debt Securities of such series by such appropriate judicial  proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific  enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

(b)Until such demand is made by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Debt Securities of any series to the Persons entitled thereto, whether or not the principal of and premium, if any, and interest on the Debt Securities of such series are overdue.

(c)In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on such Debt Securities and collect, in the manner provided by law out of the property of the Company or any other obligor on such Debt Securities wherever situated, the moneys adjudged or decreed to be payable. If any Event of Default with respect to any series of Debt Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debt Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

(d)In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debt Securities of any series under the Federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Debt Securities of any series, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debt Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.2, shall be entitled and empowered by intervention in such proceedings or otherwise, (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Debt Securities of such series, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of the Debt Securities of such series allowed in such judicial proceedings relative to the Company or any other obligor on such Debt Securities, its or their creditors, or its or their property, (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of any Debt Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and (iii) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders of the Debt Securities of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred and advances made by the Trustee except compensation or advances arising, or expenses or liabilities incurred, as a result of the Trustee’s negligence or bad faith.

(e)Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder (except, as aforesaid, for the election of a trustee in bankruptcy or other Person performing similar functions) in any such proceeding.

(f)All rights of action and of asserting claims under this Indenture, or under any of the Debt Securities of any series, may be enforced by the Trustee without the possession of any of such Debt Securities, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Debt Securities of such series in respect of which such judgment has been recovered.

(g)In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Debt Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Debt Securities parties to any such proceedings.

Section 7.3 Application of Moneys Collected by Trustee

. Any moneys collected by the Trustee pursuant to Section 7.2 and any other money or property distributed in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Debt Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

(a)First, to the payment of costs and expenses of collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except compensation or advances arising, or expenses or liabilities incurred, as a result of its negligence or bad faith, and any other amounts owing the Trustee under Section 8.6;

(b)Second, to the payment any indebtedness of the Company to which such series of Debt Securities is subordinated, if and to the extent required by Article XVI;

(c)Third, in case the principal of the Debt Securities of such series shall not have become due and be unpaid, to the payment of interest on such Debt Securities, in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by such Debt Securities, such payments to be made ratable to the Persons entitled thereto;

(d)Fourth, in case the principal of the Debt Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon such Debt Securities for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by such Debt Securities; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon such Debt Securities, then, to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debt Security of such series over any other such Debt Security, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

(e)Fifth, to the payment of any surplus then remaining to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

Section 7.4 Proceedings by Holders

. No Holder of any Debt Security of any series shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law or in bankruptcy or otherwise upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than a majority of the aggregate principal amount of the Debt Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding (and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.7), it being understood and intended, and being expressly covenanted by the taker and Holder of every Debt Security of every series with every other taker and Holder and the Trustee, that no one or more Holders of Debt Securities shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of such Debt Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Debt Securities.

Section 7.5 Proceedings by Trustee

. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 7.6 Remedies Cumulative and Continuing

. All powers and remedies given by this Article VII to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 7.4, every power and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 7.7 Direction of Proceedings and Waiver of Defaults by Majority of Holders

. The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities by this Indenture; provided, however, that (subject to the provisions of Section 8.1) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or would be materially and unjustly prejudicial to the rights of Holders not joining in such direction or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Debt Securities of all series not joining in the giving of such direction, it being understood that (subject to Section 8.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are duly prejudicial to such Holders. The Trustee may take any other action deemed proper by the Trustee not inconsistent with such direction. Subject to Section 7.1, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default or Event of Default hereunder and its consequences except a default in the payment of principal of or premium, if any, or interest on such Debt Securities, or a default in the making of any sinking fund payment with respect to such Debt Securities. Upon any such waiver the Company, the Trustee and the Holders of such Debt Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default shall have been waived as permitted by this Section 7.7, such default or Event of Default shall for all purposes of the Debt Securities and this Indenture be deemed to have been cured and to be not continuing.

This Section 7.7 shall be in lieu of Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such Sections 316(a)(1)(A) and Section 316(a)(1)(B) are hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

Section 7.8 Notice of Defaults

. Within 90 days after the occurrence of any default hereunder with respect to the Debt Securities of any series, the Trustee shall transmit first-class by mail, postage prepaid, to all Holders of Debt Securities of such series, as their names and addresses appear in the Debt Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Debt Securities of such series; and provided, further, that in the case of any default of the character specified in Section 7.1(d) with respect to Debt Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debt Securities of such series.

Section 7.9 Undertaking to Pay Costs

. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee, and any provision of the Trust Indenture Act to such effect is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

Section 7.10 Unconditional Right of Holders to Receive Principal, Premium and Interest

. Notwithstanding any other provision in this Indenture, the Holder of any Debt Security shall have the rights, which are absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.8) interest on such Debt Security on the respective Stated Maturities expressed in such Debt Security (or in the case of redemption or repayment, on the date for redemption or repayment, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

ARTICLE VIII.
CONCERNING THE TRUSTEE

Section 8.1 Duties and Responsibilities of Trustee

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(a)Except during the continuance of an Event of Default, (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions that are provided to the Trustee and conform to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein)

(b)In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)this Subsection (c) shall not be construed to limit the effect of Subsection (a) of this Section 8.1;

(2)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(d)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.1.

Section 8.2 Reliance on Documents, Opinions

. Subject to the provisions of Section 8.1,

(a)the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note or other paper document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by Company Request or Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and reliance thereon;

(d)the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction;

(e)the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note, or other paper or document, unless requested in writing to do so by the Holders of not less than a majority in principal amount of such Debt Securities then Outstanding; provided, however, that the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and provided, further, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to so proceeding;

(g)the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be liable or responsible for any misconduct, bad faith or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)the Trustee shall not be deemed to have notice or be charged with knowledge of any default or Event of Default unless written notice of such default or Event of Default from the Company or any Holder is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debt Securities and this Indenture;

(i)the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(j)the permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 8.3 No Responsibility for Recitals

. The recitals contained herein and in the Debt Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities of any series. The Trustee represents that it is duly authorized to execute and deliver this Indenture. Neither the Trustee nor the Authenticating Agent shall be accountable for the use or application by the Company or any Debt Securities or the proceeds of any Debt Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 8.4 Trustee and Agents May Own Debt Securities

. The Trustee, any Paying Agent, or any agent of the Trustee or the Company under this Indenture, in its individual or any other capacity, may become the owner or pledgee of Debt Securities of any series with the same rights it would have if it were not Trustee or such agent and, subject to Sections 8.8 and 8.13, if operative, may otherwise deal with the Company and receive, collect, hold, and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

Section 8.5 Moneys to be Held in Trust

. Subject to the provisions of Section 14.4, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on, or to invest, any moneys received by it hereunder except such as it may agree with the Company to pay thereon. So long as no Event of Default with respect to the Debt Securities of any series shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the receipt of a Company Order.

Section 8.6 Compensation and Expenses of Trustee

. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and all persons not regularly in its employ and any amounts paid by the Trustee to any Authenticating Agent pursuant to Section 8.14) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with this Indenture, including the acceptance or administration of this trust, or the performance of its duties hereunder, including the current payment of all costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 8.6 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debt Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Debt Securities. In addition to, but without prejudice to its other rights under this indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.1(e) or Section 7.1(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The provisions of this Section shall survive the termination of this Indenture, the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

Section 8.7 Officers’ Certificate as Evidence

. Subject to the provisions of Section 8.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate conforming to the requirements of this Indenture delivered to the Trustee, and in the absence of negligence or bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon such Certificate.

Section 8.8 Conflicting Interest of Trustee

. If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such conflicting interest or resign in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 8.9 Eligibility of Trustee

. There shall at all times be a Trustee with respect to each series of Debt Securities hereunder which shall be a Person organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, state, territorial, or District of Columbia authority and willing to act as Trustee hereunder. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.9, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee with respect to any series of Debt Securities shall cease to be eligible in accordance with the provisions of this Section 8.9, such Trustee shall resign immediately in the manner and with the effect specified in Section 8.10.

Section 8.10 Resignation or Removal of Trustee

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(a)The Trustee may at any time resign with respect to any series of Debt Securities by giving written notice by first class mail of such resignation to the Company and to the Holders of such series of Debt Securities at their addresses as they shall appear on the Debt Security Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee with respect to such series shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder of such series of Debt Securities who has been a bona fide Holder of a Debt Security or Debt Securities of such series for at least six months may, subject to the provisions of Section 7.9, on behalf of such Holder and all others similarly situated, petition any such court for the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint such successor trustee.

(b)In case at any time any of the following shall occur—

(1)the Trustee shall fail to comply with the provisions of Section 8.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security or Debt Securities of such series for at least six months, unless the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act,

(2)the Trustee shall cease to be eligible in accordance with the provisions of Section 8.9 and shall fail to resign after written request therefor by the Company or by any such Holder of a note of such series, or

(3)the Trustee shall become incapable of acting with respect to any series of Debt Securities, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to such series and appoint a successor trustee for such series by Company Order, one copy of which Company Order shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.9, any Holder who has been a bona fide Holder of a Debt Security or Debt Securities of such series for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove such Trustee and appoint such successor trustee.

(c)The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may at any time remove the Trustee with respect to such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 9.1 of the action in that regard taken by the Holders, and nominate a successor Trustee which shall be deemed appointed as successor Trustee unless within ten days after such nomination the Company objects thereto, in which case the Trustee so removed or any Holder of a Debt Security or Debt Securities of such series, upon the terms and conditions and otherwise as in subsection (a) of this Section 8.10 provided, may petition any court of competent jurisdiction for an appointment of a successor Trustee with respect to such series.

(d)Any resignation or removal of the Trustee with respect to all or any series of Debt Securities and any appointment of a successor Trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 8.11.

Section 8.11 Acceptance by Successor Trustee

. Any successor Trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective with respect to all or any series as to which it is resigning as Trustee, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with respect to all or any such series, with like effect as if originally named as Trustee herein with respect to all or any such series; nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.6, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee with respect to all or any such series so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee with respect to all or any series as to which it is resigning as Trustee, to secure any amounts and shall be entitled to any indemnities then due it pursuant to the provisions of Section 8.6.

No successor Trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor Trustee shall be qualified under the provisions of Section 8.8 and eligible under the provisions of Section 8.9.

Upon acceptance of appointment by a successor Trustee with respect to all or any series of Debt Securities as provided in this Section 8.11, the Company shall mail notice of the succession of such Trustee hereunder to the Holders of Debt Securities of such series at their addresses as they shall appear on the Debt Security Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

In case the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debt Securities of any applicable series shall execute and deliver a Supplemental Indenture which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of any series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such Supplemental Indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

Section 8.12 Succession by Merger

. Subject to Sections 8.8 and 8.9, any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time any successor to the Trustee shall succeed to the trusts created by this Indenture any of the Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities in the name of such successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Debt Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 8.13 Limitation on Rights of Trustee as a Creditor

. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debt Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 8.14 Authenticating Agents

. There may be an Authenticating Agent or Authenticating Agents appointed by the Trustee from time to time with power to act on its behalf and subject to its direction in the authentication and delivery of any series of Debt Securities issued upon original issuance, exchange, transfer or redemption thereof as fully to all intents and purposes as though such Authenticating Agent (or Authenticating Agents) had been expressly authorized to authenticate and deliver such Debt Securities, and Debt Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as though authenticated by the Trustee hereunder. For all purposes of this Indenture, the authentication and delivery of Debt Securities by any Authenticating Agent pursuant to this Section 8.14 shall be deemed to be the authentication and delivery of such Debt Securities “by the Trustee”, and whenever this Indenture provides that “the Trustee shall authenticate and deliver” Debt Securities or that Debt Securities “shall have been authenticated and delivered by the Trustee”, such authentication and delivery by any Authenticating Agent shall be deemed to be authentication and delivery by the Trustee. Any such Authenticating Agent shall at all times be a Person organized and doing business under the laws of the United States of America or of any state or territory thereof or the District of Columbia, with a combined capital and surplus of at least $50,000,000 and authorized under such laws to act as an authenticating agent, duly registered to act as such, if and to the extent required by applicable law and subject to supervision or examination by Federal or state authority. If such Person publishes reports of its condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 8.14 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.14, or to be duly registered if and to the extent required by applicable law and regulations, it shall resign immediately in the manner and with the effect herein specified in this Section 8.14.

Whenever reference is made in this Indenture to the authentication and delivery of Debt Securities of any series by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by its Authenticating Agent appointed with respect to the Debt Securities of such series and a certificate of authentication executed on behalf of the Trustee by its Authenticating Agent appointed with respect to the Debt Securities of such series.

Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any Person succeeding to the authenticating agency business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor Person is otherwise eligible under this Section 8.14, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent or such successor Person.

In case at the time such successor to any such agency shall succeed to such agency any of the Debt Securities shall have been authenticated but not delivered, any such successor to such Authenticating Agent may adopt the certificate of authentication of any predecessor Authenticating Agent and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to any Authenticating Agent may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor Authenticating Agent; and in all cases such certificate shall have the full force which it has anywhere in the Debt Securities or in this Indenture provided that the certificate of the predecessor Authenticating Agent shall have had such force; provided, however, that the right to adopt the certificate of authentication of any predecessor Authenticating Agent or to authenticate Debt Securities in the name of any predecessor Authenticating Agent shall apply only to its successor or successors by merger, conversion or consolidation.

Any Authenticating Agent may at any time resign as Authenticating Agent with respect to any series of Debt Securities by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent with respect to any series of Debt Securities by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time Authenticating Agent shall cease to be eligible under this Section 8.14, the Trustee may, and shall, upon request of the Company, promptly use its best efforts to appoint a successor Authenticating Agent.

Upon the appointment, at any time after the original issuance of any of the Debt Securities, of any successor, additional or new Authenticating Agent, the Trustee shall give written notice of such appointment to the Company and shall at the expense of the Company mail notice of such appointment to all Holders of Debt Securities of such series as the names and addresses of such Holders appear on the Debt Security Register.

Any successor Authenticating Agent with respect to any series of Debt Securities upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as though originally named as an Authenticating Agent herein with respect to such series. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.14 and duly registered if and to the extent required under applicable law and regulations.

Any Authenticating Agent by the acceptance of its appointment with respect to any series of Debt Securities shall be deemed to have agreed with the Trustee that: (a) it will perform and carry out the duties of an Authenticating Agent as herein set forth with respect to such series, including the duties to authenticate and deliver Debt Securities when presented to it in connection with exchanges, registrations of transfer or redemptions thereof; (b) it will keep and maintain, and furnish to the Trustee from time to time as requested by the Trustee appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; (c) it is eligible for appointment as Authenticating Agent under this Section 8.14 and will notify the Trustee promptly if it shall cease to be so qualified; and (d) it will indemnify the Trustee against any loss, liability or expense incurred by the Trustee and will defend any claim asserted against the Trustee by reason of any acts or failures to act of the Authenticating Agent with respect to such series but it shall have no liability for any action taken by it at the specific written direction of the Trustee.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation and expenses for its services, and the Trustee shall have no liability for such payments.

The provisions of Sections 8.2(a), (b), (c), (e) and (f), 8.3, 8.4, 8.6 (insofar as it pertains to indemnification), 9.1, 9.2 and 9.3 shall bind and inure to the benefit of each Authenticating Agent to the same extent that they bind and inure to the benefit of the Trustee.

If an appointment with respect to one or more series is made pursuant to this Section 8.14, the Debt Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Debt Securities of the series designated herein issued under the within-mentioned Indenture.

[name]	[name]
As Trustee	As Trustee

-OR-

By:	By:
Authorized Officer	As Authenticating Agent

By:
As Authorized Officer

Section 8.15 Preferential Collection of Claims Against the Company

. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debt Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 8.16 Trustee’s Application for Instructions from the Company

. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE IX.
CONCERNING THE HOLDERS.

Section 9.1 Action by Holders; Record Dates

. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debt Securities of any series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage of such series have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders of such series in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of such series voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article X, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders of such series.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Debt Securities of such series; provided that none of the Company may set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Debt Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Debt Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Debt Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Debt Securities of the relevant series in the manner set forth in Section 17.3.

With respect to any record date set pursuant to this Section 9.1, the party hereto which sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 17.3, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 9.1, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Section 9.2 Proof of Execution by Holders

. Subject to the provisions of Sections 8.1, 8.2 and 10.5, proof of the execution of any instrument by a Holder or such Holder’s agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Debt Securities shall be provided by the Debt Security Register or by a certificate of the Debt Security Registrar with respect to a series of Debt Securities. The record of any Holders’ meeting shall be proved in the manner provided in Section 10.6.

Section 9.3 Who Are Deemed Absolute Owners

. The Company, the Trustee with respect to a series of Debt Securities, and any agent of the Trustee or the Company under this Indenture may deem the Person in whose name such Debt Security shall be registered upon the Debt Security Register to be, and may treat such Person as, the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company, the Trustee or any such agent) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on such Debt Security and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

Section 9.4 Company-Owned Debt Securities Disregarded

. In determining whether the Holders of the requisite aggregate principal amount of Debt Securities of any series have concurred in any direction or consent under this Indenture, Debt Securities of such series which are owned by the Company or any other obligor upon such Debt Securities or any Affiliate of the Company or such other obligor (except in the case in which the Company or such other obligor or affiliate owns all Debt Securities Outstanding under the Indenture, or all Outstanding Debt Securities of each such series, as the case may be, without regard to this proviso) shall be disregarded and deemed not to be Outstanding for the purpose of any such determinations; provided , however , that for the purposes of determining whether the Trustee shall be protected in relying on any such direction or consent only such Debt Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding notwithstanding this Section 9.4 if the pledgee shall establish to the satisfaction of the Trustee the right of the pledgee to vote such Debt Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Debt Securities of a series, if any, known by the Company to be owned or held by or for the account of the Company or any other obligor on such Debt Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on such Debt Securities; and, subject to the provisions of Section 8.1, the Trustee shall be entitled to accept such Officers’ Certificates as conclusive evidence of the facts therein set forth and of the fact that all such Debt Securities not listed therein are Outstanding for the purpose of any such determination.

Section 9.5 Revocation of Consents; Future Holders Bound

. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action, any Holder of a Debt Security which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to or are bound by consents to such action, may, by filing written notice with the Trustee at the Corporate Trust Office and upon proof of holding as provided in Section 9.2, revoke such action so far as concerns such Debt Security. Except as aforesaid any such action taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security and of any Debt Security issued on transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Debt Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Debt Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all of the Debt Securities affected by such action.

ARTICLE X.
HOLDERS’ MEETINGS

Section 10.1 Purposes of Meetings

. A meeting of Holders of the Debt Securities of all or any series may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

(a)to give any notice to the Company or to the Trustee with respect to such series, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VII;

(b)to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VIII;

(c)to consent to the execution of any Supplemental Indenture pursuant to the provisions of Section 11.2; or

(d)to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Debt Securities of all or any series, as the case may be, under any other provision of this Indenture or under applicable law.

Section 10.2 Call of Meetings by Trustee

. The Trustee may at any time call a meeting of Holders of Debt Securities of all or any series to take any action specified in Section 10.1, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders of Debt Securities of all or any series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee to Holders of Debt Securities of each series that may be affected by the action proposed to be taken at such meeting at their addresses as they shall appear on the Debt Security Register. Such notice shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Section 10.3 Call of Meetings by Company or Holders

. In case at any time the Company, pursuant to a resolution by the Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Debt Securities then Outstanding of each series that may be affected by the action proposed to be taken shall have requested the Trustee to call a meeting of such Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and place for such meeting and may call such meeting to take any action authorized in Section 10.1, by mailing notice thereof as provided in Section 10.2.

Section 10.4 Qualifications for Voting

. To be entitled to vote at any meeting of Holders of Debt Securities a person shall (a) be a Holder of one or more Debt Securities of a series affected by the action proposed to be taken or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Debt Securities. The rights of Holders of Debt Securities to have their votes counted shall be subject to the provision in the definition of

“Outstanding” in Section 1.1. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Debt Securities shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.5 Regulations

. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debt Securities, in regard to proof of the holding of Debt Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulation, the holding of Debt Securities shall be proved in the manner specified in Section 9.2 and the appointment of any proxy shall be proved in the manner specified in Section 9.2 or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, broker or trust company.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Debt Securities as provided in Section 10.3, in which case the Company or the Holders of Debt Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Debt Securities represented at the meeting and entitled to vote.

Subject to the provisions of Section 9.4, at any meeting each Holder of a Debt Security of a series entitled to vote at such meeting or proxy shall be entitled to one vote for each $1,000 principal amount of Debt Securities of such series held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Holder of Debt Securities of such series or proxy therefor. Any meeting of Holders of Debt Securities duly called pursuant to the provisions of Section 10.2 or 10.3 may be adjourned from time to time and the meeting may be held as so adjourned without further notice.

At any meeting of Holders of Debt Securities, the presence of Persons holding or representing a majority of the aggregate principal amount of Debt Securities then Outstanding that will be requested to take action upon the matters for which such meeting was called shall be necessary to constitute a quorum to organize the meeting; provided, however, that this sentence shall not have the effect of reducing the vote required to approve any matter specified in this Indenture; and further provided, that, if less than quorum be present, the Persons holding or representing a majority of the aggregate principal amount of Debt Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

Section 10.6 Voting

. The vote upon any resolution submitted to any meeting of Holders of Debt Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Debt Securities entitled to vote at such meeting or of their representatives by proxy, and the letter or letters, serial number or numbers or other distinguishing marks of the Debt Securities held or represented by each such Holder. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders of Debt Securities shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.7 No Delay of Rights by Meeting

. Nothing in this Article X contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders of Debt Securities of any or all series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of Debt Securities under any of the provisions of this Indenture or of the Debt Securities.

ARTICLE XI.
SUPPLEMENTAL INDENTURES AND WAIVERS

Section 11.1 Supplemental Indentures without Consent of Holders

. In addition to any Supplemental Indenture otherwise authorized by this Indenture, the Company, when duly authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into any one or more Supplemental Indentures (each of which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof) for one or more of the following purposes:

(a)to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Articles V and XIII hereof;

(b)to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Board of Directors shall consider to be for the protection of the Holders of Debt Securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default with respect to such series permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition, such Supplemental Indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(c)to cure any ambiguity or to correct or supplement any provision contained herein or in any Supplemental Indenture which may be defective or inconsistent with any other provision contained herein or in any Supplemental Indenture or to make any changes hereto that are required by law;

(d)to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

(e)to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of the Holders of the Debt Securities;

(f)to evidence and provide for the acceptance of appointment by another Person as a successor Trustee hereunder with respect to one or more series of Debt Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 8.11;

(g)to modify, amend or supplement this Indenture in such a manner as to permit the qualification of any Supplemental Indenture under the Trust Indenture Act as then in effect, except that nothing herein contained shall permit or authorize the inclusion in any Supplemental Indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

(h)to provide for the issuance under this Indenture of Debt Securities in coupon form (including Debt Securities registrable as to principal only) and to provide for exchangeability of such Debt Securities with Debt Securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(i)to make any change relating to the subordination provisions of Article XVI that would limit or terminate the benefits available to any holder of Senior Debt under such provisions (subject to any necessary consents or approvals of holders of Senior Debt affected by any such change);

(j)to change or eliminate any of the provisions of this Indenture, provided, however, that any such change or elimination shall become effective only when there is no Debt Security Outstanding of any series created prior to the execution of such Supplemental Indenture which is entitled to the benefit of such provision; or

(k)to establish any additional form of Debt Security, as permitted by Section 2.2, and to provide for the issuance of any additional series of Debt Securities, as permitted by Section 3.1, and to set forth the terms thereof.

The Trustee is hereby required to join with the Company in the execution of any such Supplemental Indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such Supplemental Indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any Supplemental Indenture authorized by the provisions of this Section 11.1 may be executed by the Company and the Trustee without the consent of the Holders of any of the Debt Securities at the time Outstanding, notwithstanding any of the provisions of Section 11.2.

Section 11.2 Supplemental Indentures with Consent of Holders

. With the consent (evidenced as provided in Section 9.1) of the Holders of greater than 50% in aggregate principal amount of the Outstanding Debt Securities of each series affected by such Supplemental Indenture (all such Holders voting as a single class), by act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into any Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the Holders of the Debt Securities of each series under this Indenture; provided, however, that no such Supplemental Indenture shall, without the consent of the Holders of all of the Outstanding Debt Securities of each series affected, (a) extend the fixed maturity of any Debt Security of such series, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the Debt Securities of such series or (b) reduce the aforesaid percentage of Debt Securities of a series, the Holders of which are required to consent (1) to any such Supplemental Indenture, (2) to rescind and annul a declaration that any Debt Securities of such series are due and payable as a result of the occurrence of an Event of Default, (3) to waive any past default under the Indenture and its consequences or (4) to waive compliance with Sections 5.2, 5.4 (other than 5.4(a)(1) and (2)) or 5.5, or with any additional covenant, agreement or condition contained in a Board Resolution or Officers’ Certificate establishing such series of Debt Securities, any Supplemental Indenture applicable to such series or any Debt Security of such series.

Upon the Trustee’s receipt of a Company Request, accompanied by a copy of a Board Resolution certified by its Secretary or Assistant Secretary authorizing the execution of any such Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of Holders of Debt Securities as aforesaid, the Trustee shall join with the Company in the execution of such Supplemental Indenture unless such Supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Indenture.

It shall not be necessary for the consent of the Holders of Debt Securities under this Section 11.2 to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 11.3 Effect of Supplemental Indentures

. Upon the execution of any Supplemental Indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Debt Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such Supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.4 Notation on Debt Securities

. Debt Securities authenticated and delivered after the execution of any Supplemental Indenture pursuant to the provisions of this Article XI may bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture. If the Company or the Trustee shall so determine, new Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such Supplemental Indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Outstanding Debt Securities of such series.

Section 11.5 Evidence of Compliance of Supplemental Indenture to be Furnished Trustee

. Upon its written request, the Trustee, subject to the provisions of Sections 8.1 and 8.2, shall receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any Supplemental Indenture executed pursuant hereto complies with the requirements of this Article XI and is authorized and permitted by this Indenture.

Section 11.6 Waivers of Covenants

. Anything in this Indenture to the contrary notwithstanding, the Company may fail or omit, in respect of any series of Debt Securities, and in any particular instance, to comply with any covenant, agreement or condition contained in Article V (other than in 5.1, 5.3 and 5.4(a)), or with any additional covenant, agreement or condition contained in a Board Resolution or Officers’ Certificate establishing such series of Debt Securities or any Supplemental Indenture applicable to such series of any Debt Security of such series if the Company shall have obtained and filed with the Trustee before or after the time for such compliance the consent in writing of the Holders of more than 50% in aggregate principal amount of the Debt Securities of the series affected by such waiver at the time Outstanding, either waiving such compliance in such instance or generally waiving compliance with such covenant or condition, but no such waiver shall extend to or affect any obligation not expressly waived nor impair any right consequent thereon and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE XII.
GUARANTEES

Section 12.1 Applicability of Article

. Any series of Debt Securities issued hereunder may be guaranteed by one or more of the Guarantors. The terms and the form of any such guarantee will be established in the manner contemplated by Section 3.1 for that particular series of Debt Securities.

ARTICLE XIII.
CONSOLIDATION, MERGER, SALE AND CONVEYANCE

Section 13.1 Company May Consolidate on Certain Terms

. Nothing contained in this Indenture or in any of the Debt Securities shall prevent any consolidation or merger of the Company with or into any other Person (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease of all or substantially all of the property of the Company to any other Person (whether or not affiliated with the Company) authorized to acquire and operate such properties; provided, however, that the Company hereby covenants and agrees that any such consolidation, merger, sale, conveyance or lease shall be upon the condition that (a) immediately after such consolidation, merger, sale, conveyance or lease the Person (whether the Company or such other Person) formed by or surviving any such consolidation or merger, or to which such sale, conveyance or lease shall have been made, shall not be in default in the performance or observance of any of the terms, covenants and conditions of this Indenture to be kept or performed by the Company; (b) the Person (if other than the Company) formed by or surviving any such consolidation or merger or to which such sale, conveyance or lease shall have been made, shall be a Person organized under the laws of the United States of America, any state thereof or the District of Columbia; and (c) the due and punctual payment of the principal of and premium, if any, and interest on all of the Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, shall be expressly assumed, by a Supplemental Indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person which shall have acquired or leased such property.

Section 13.2 Successor Entity to be Substituted

. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor Person, by Supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as an original party, and (except in the event of a conveyance by way of lease) the predecessor Person shall be relieved of any further obligation under this Indenture and the Debt Securities. In case of any such consolidation, merger, sale, conveyance or lease such changes in phraseology and form (but not in substance) may be made in the Debt Securities thereafter to be issued as may be appropriate.

Section 13.3 Opinion of Counsel

. The Trustee, subject to Sections 8.1 and 8.2, shall receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this Article XIII and that all conditions precedent herein provided relating to such transactions have been complied with.

ARTICLE XIV.
SATISFACTION AND DISCHARGE OF INDENTURE

Section 14.1 Satisfaction, Discharge and Defeasance of Debt Securities of any Series

. The Company and each Guarantor, if any, shall be deemed to have paid and discharged the entire indebtedness on all the Debt Securities of a series, the provisions of this Indenture (except as to (x) the rights of Holders of Debt Securities of such series to receive, from the money, in the currency required, and Government Obligations deposited with the Trustee pursuant to Section 14.2(a) or the interest and principal received by the Trustee in respect of such Government Obligations, payment of the principal of (and premium, if any) and any installment of principal of (and premium, if any) or interest on such Debt Securities on the Stated Maturities thereof or upon the Redemption Dates for Debt Securities required to be redeemed pursuant to any mandatory sinking fund or analogous provisions relating to Debt Securities of that series or pursuant to any call for redemption relating to Debt Securities of that series, (y) the Company’s rights and obligations with respect to such Debt Securities under Sections 3.6, 3.7, 14.3 and 14.4, 5.2, 5.4, 6.1, 8.6, 8.10, 8.11 and, to the extent applicable to such series, Article IV, so long as the principal of (and premium, if any) and interest on the Debt Securities of such series remain unpaid and, thereafter, only the Company’s rights and obligations under Sections 5.4, 8.6, 14.3 and 14.4, and (z) the rights, powers, trusts, duties and immunities of the Trustee with respect to the Debt Securities of such series) as it relates to such Debt Securities shall no longer be in effect, and the Trustee, at the expense of the Company, shall, upon Company Request, execute proper instruments acknowledging the same if:

(a)

(1)all Debt Securities of such series therefore authenticated and delivered (other than (A) Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.7 and (B) Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Sections 14.3 and 14.4) have been delivered to the Trustee for cancellation;

(2)the Company and each Guarantor, if any, has paid or caused to be paid in the currency required all other sums payable under this Indenture in respect of the Debt Securities of such series; and

(3)the Company has delivered to the Trustee an Officers’ Certificate, an Opinion of Counsel and a written opinion of independent public accountants, each stating that all conditions precedent herein provided for relating to the satisfaction of the entire indebtedness of all Debt Securities of any such series and the discharge of the Indenture as it relates to such Debt Securities have been complied with; or

(b)

(1)all Debt Securities of such series not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Company;

(2)the condition described in paragraph (a) of Section 14.2 has been satisfied; and

(3)the conditions described in paragraphs (a)(2) and (a)(3) of this Section 14.1 have been satisfied; or

(c)

(1)the conditions referred to in paragraphs (b)(2) and (b)(3) of this Section 14.1 have been satisfied;

(2)no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of the deposit referred to in paragraph (a) of Section 14.2 or on the ninety-first day after the date of such deposit; provided, however, that should that condition fail to be satisfied on or before such ninety-first day, the Trustee shall promptly, upon satisfactory receipt of evidence of such failure, return such deposit to the Company;

(3)the Company has either (A) delivered to the Trustee an opinion of counsel of a nationally-recognized independent tax counsel to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the satisfaction, discharge and defeasance contemplated by this paragraph (c) of this Section 14.1 and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or (B) the Company shall have received from, or there shall have been published by, the United States Internal Revenue Service a ruling to the effect stated in subsection (A) of this Section 14.1(c)(3); and

(4)the Company has received an Opinion of Counsel to the effect that the satisfaction, discharge and defeasance contemplated by this Section 14.1 will not result in the delisting of the Debt Securities of that series from any nationally-recognized securities exchange on which they are listed.

Section 14.2 Defeasance of Debt Securities of any Series

. The provisions of this Indenture (except as to (x) the rights of Holders of Debt Securities of any series to receive, from the money, in the currency required, and Government Obligations deposited with the Trustee pursuant to paragraph (a) below or the interest and principal received by the Trustee in respect of such Government Obligations, payment of the principal of (and premium, if any) and any installment of principal of (and premium, if any) or interest on such Debt Securities on the Stated Maturities thereof or upon the Redemption Dates for Debt Securities required to be redeemed pursuant to any mandatory sinking or analogous provisions relating to Debt Securities of that series or pursuant to any call for redemption relating to Debt Securities of that series, (y) the Company’s rights and obligations with respect to such Debt Securities under Sections 3.6, 3.7, 14.3, 14.4, Article VII (other than subsection (d) of Section 7.1), Sections 5.1, 5.2, 5.4, 6.1, 8.6, 8.10, 8.11 and, to the extent applicable to such series, Article IV, so long as the principal of (and premium, if any) and interest on the Debt Securities of such series remain unpaid and, thereafter, only the Company’s rights and obligations under Sections 5.4, 8.6, 14.3 and 14.4, and (z) the rights, powers, trusts, duties and immunities of the Trustee with respect to the Debt Securities of such series) as it relates to Debt Securities of any series shall no longer be in effect, and the Trustee, at the expense of the Company shall, upon Company Request, execute proper instruments acknowledging the same if:

(a)the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (1) the Dollars or Foreign Currency, as applicable, in an amount, or (2) Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide on or before the due date of any payment in respect of such series of Debt Securities in an amount, or (3) a combination thereof, sufficient, after payment of all Federal, state and local taxes in respect thereof payable by the Trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on the Outstanding Debt Securities of that series on the Stated Maturity of such principal or installment of principal or interest and (B) any mandatory sinking fund payments or analogous payments or payments pursuant to any call for redemption applicable to Debt Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and such Debt Securities;

(b)no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of such deposit;

(c)the interest of the Holders in such deposit shall have been duly perfected under the applicable provisions of the Uniform Commercial Code; and

(d)the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

Section 14.3 Application of Trust Funds; Indemnification

.

(a)Subject to the provisions of Section 14.4, all money and Government Obligations deposited with the Trustee pursuant to Section 14.1 or 14.2 and all money received by the Trustee in respect of Government Obligations deposited with the Trustee, shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money and Government Obligations have been deposited with or received by the Trustee as contemplated by Section 14.1 or 14.2.

(b)The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Obligations deposited pursuant to Section 14.1 or 14.2 or the interest and principal received in respect of such obligations, other than any such tax, fee or other charge payable by or on behalf of Holders. The Company shall be entitled to prompt notice of an assessment or the commencement of any proceeding for which indemnification may be sought hereunder and, at its election, to contest such assessment or to participate in, assume the defense of, or settle such proceeding.

(c)The Trustee shall deliver or pay to the Company from time to time upon Company Request any Government Obligations or money held by it as provided in Section 14.1 or 14.2 which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money were deposited or received.

(d)If the Trustee is unable to apply any money or Government Obligations in accordance with this Section 14.3 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any applicable Guarantor’s obligations under this Indenture and the Debt Securities, if any, of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.1 or Section 14.2, as the case may be, until such time as the Trustee is permitted to apply all such money or Government Obligations in accordance with this Section 14.3; provided, however, that if the Company has made any payment of interest on or principal of (and premium, if any) on any Debt Securities, if any, of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such series of Debt Securities, if any, to receive such payment from the money or Government Obligations held by the Trustee.

Section 14.4 Return of Unclaimed Moneys

. Any moneys deposited with or paid to the Trustee or any Paying Agent for payment of the principal of and premium, if any, or interest on Debt Securities and not applied but remaining unclaimed by the Holders of Debt Securities for two years after the date upon which the principal of and premium, if any, or interest on such Debt Securities, as the case may be, shall have become due and payable, shall be repaid to the

Company by the Trustee or such Paying Agent on demand; and the Holder of any of the Debt Securities entitled to receive such payment shall thereafter look only to the Company for any payment thereof.

Section 14.5 Reinstatement

. If the Trustee is unable to apply any money or Government Obligations in accordance with Sections 14.1 or 14.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any applicable Guarantor’s obligations under this Indenture and the Debt Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 14.1 or 14.2 until such time as the Trustee is permitted to apply all such money or Government Obligations in accordance with Sections 14.1 or 14.2; provided that, if the Company has made any payment of principal of or interest on the Debt Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debt Securities to receive such payment from the money or Government Obligations held by the Trustee.

ARTICLE XV.
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 15.1 Indenture and Debt Securities Solely Obligations of the Company

. No recourse under or upon any obligation, covenant or agreement of this Indenture, any Supplemental Indenture, or of any Debt Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, organizer, stockholder, member, owner, officer, director, manager or employee, as such, past, present or future, of the Company, any Guarantor, any of their respective Subsidiaries, or any predecessor or successor Person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely obligations of the Company and any applicable Guarantor, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any incorporator, organizer, stockholder, member, owner, officer, director, manager or employee, as such, of the Company, any Guarantor, any of their respective Subsidiaries, or any predecessor or successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture, or in any of the Debt Securities or implied thereby; and that any and all such personal liability, either at common law or in equity or by constitution or statute of, and any and all such rights and claims against, every such incorporator, organizer, stockholder, member, owner, officer, director, manager or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debt Securities or implied thereby, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Debt Securities.

ARTICLE XVI.
SUBORDINATION OF SECURITIES

Section 16.1 Debt Securities Subordinate to Senior Debt

. The Company covenants and agrees, and each Holder of a Debt Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XVI (including the conditions, exceptions, limitations and restrictions expressly stated in this Article), (i) the payment of the principal of, premium, if any, and interest on each and all of the Debt Securities are hereby expressly made subordinate and subject in right of payment to the prior payment of the Senior Debt, whether created before or after the issuance of the Debt Securities and (ii) the terms of this Article XVI are enforceable by the holders of any such Senior Debt.

Section 16.2 Liquidation, Dissolution, Bankruptcy

. Upon any payment or distribution of the assets of the Company upon a total or partial liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(a)the holders of Senior Debt will be entitled to receive payment in full in cash before the Holders of the Debt Securities are entitled to receive any payment of principal of, premium, if any, and interest on the Debt Securities, except that Holders of Debt Securities may receive and retain shares of stock and any debt securities that are subordinated to the Senior Debt to at least the same extent as the Debt Securities; and

(b)until the Senior Debt is paid in full in cash, any distribution to which Holders of the Debt Securities would be entitled but for this Article XVI will be made to holders of the Senior Debt as their interests may appear.

Section 16.3 No Payment When Senior Debt in Default

.

(a)The Company may not pay principal of, or premium, if any, or interest on the Debt Securities, or make any deposit pursuant to Article XIV, and may not repurchase, redeem or otherwise retire any Debt Securities (collectively, “pay the Debt Securities”) if (a) any principal, premium or interest in respect of any Senior Debt is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms, unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Senior Debt has been paid in full in cash; provided, however, that the Company may pay the Debt Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the trustee, agent or other representative expressly authorized to act in such capacity, if any, for such issue of Senior Debt (collectively, a “Representative”).

(b)During the continuance of any event of default, or any event which, after notice or lapse of time (or both), would become an event of default permitting, after notice or lapse of time (or both), one or more holders of any Designated Senior Debt (or a Representative acting on their behalf) to declare such Designated Senior Debt due and payable prior to maturity, other than a default described in Section 16.3(a), the Company may not pay the Debt Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Company and the Trustee of written notice of such event from the Representative of the holders of such Designated Senior Debt specifying an election to effect a Payment Blockage Period (a “Payment Blockage Notice”) and ending 179 days thereafter (unless such Payment Blockage Notice is earlier terminated (x) by written notice to the Trustee and the Company from the Representative that gave such Payment Blockage Notice, (y) because such event is no longer continuing or (z) because such Designated Senior Debt has been repaid in full in cash). Unless the holders of such Designated Senior Debt or the Representative of such holders have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, the Company may (unless otherwise prohibited as described in Section 16.3(a)) resume payments on the Debt Securities after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of events or events of default described in this Section 16.3(b) with respect to one or more issues of Designated Senior Debt during such period.

(c)If payment of the Debt Securities is accelerated when any Designated Senior Debt is outstanding, the Company may not pay the Debt Securities until three Business Days after Representatives of all issues of Designated Senior Debt receive notice of such acceleration and, thereafter, may pay the Debt Securities only if this Indenture otherwise permits payment at that time.

Section 16.4 When Distribution Must be Paid Over

. If a distribution is made to Holders that because of this Article XVI should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

Section 16.5 Payment Permitted If No Default

. Notwithstanding Section 16.3, the Trustee or Paying Agent may continue to make payments on the Debt Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, an officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article. The Company, the Debt Security Registrar, the Paying Agent, a Representative or a holder of Senior Debt may give the notice; provided, however, that, if an issue of Senior Debt has a Representative, only the Representative may furnish a notice under this Section 16.5.

Section 16.6 Subrogation to Rights of Holders of Senior Debt

. At all times after which the Company has fully paid all amounts due or to become due on or in respect of Senior Debt (or has made provision for such payment) in a manner satisfactory to the holders of Senior Debt, but before the Debt Securities are paid in full, the Holders of the Debt Securities shall be subrogated (equally and ratably with the holders of all Indebtedness of the Company which by its express terms is subordinated to other Indebtedness of the Company to substantially the same extent as the Debt Securities are subordinated to the Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Debt Securities or the Trustee would otherwise be entitled except for the provisions of this Article, and no payments or distributions pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Debt Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Debt Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

Section 16.7 Relative Rights

. This Article XVI is intended solely to define the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture (including without limitation any payments to holders of Senior Debt made pursuant to this Article) shall:

(a)impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Debt Securities in accordance with their terms; or

(b)prevent the Trustee or any Holder from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Holders on the terms and conditions specified in this Article XVI.

Section 16.8 Trustee to Effectuate Subordination

. Each Holder of a Debt Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XVI and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 16.9 No Waiver of Subordination Provisions

. No right of any present or future holder of any Senior Debt to enforce the subordination provisions of this Article XVI shall at any time in any way be prejudiced or impaired by (i) any act or failure to act on the part of the Company, (ii) any act or failure to act, in good faith, by any such holder or (iii) by any noncompliance by the Company with the terms, provisions and covenants of this Indenture.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debt Securities, without incurring responsibility to the Holders of the Debt Securities and without impairing or releasing their rights provided in this Article XVI or the obligations hereunder of the Holders of the Debt Securities to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, increase or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (b) sell, exchange or release any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the payment or collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 16.10 Reliance on Judicial Order or Certificate of Liquidating Agent

. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 8.1, and the Holders of the Debt Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any proceedings of the nature referred to in Section 16.2 are pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Debt Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 16.11 Trustee Not Fiduciary for Holders of Senior Debt

. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay or distribute to Holders of Debt Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XVI or otherwise.

Section 16.12 Trust Monies Not Subordinated

. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Obligations held in trust under Article XIV by the Trustee for the payment of principal of, premium, if any, and interest on the Debt Securities shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article, and none of the Holders shall be obligated to pay any such amount to the Company or any holder of Senior Debt or any other creditor of the Company.

Section 16.13 Article Applicable to Paying Agents

. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 16.14 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 16.14 Defeasance

. The subordination of the Debt Securities provided by this Article XVI is expressly made subject to the provisions for defeasance or covenant defeasance in Article XIV hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Debt Securities then outstanding shall thereupon cease to be subordinated pursuant to this Article XVI.

ARTICLE XVII.
MISCELLANEOUS PROVISIONS

Section 17.1 Provisions Binding on Successors of the Company

. All of the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

Section 17.2 Indenture for Sole Benefit of Parties and Holders of Debt Securities

. Except as expressly provided to the contrary in Articles XIII, XIV or XVI, (i) nothing in this Indenture or in the Debt Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto, any agent of the Trustee or the Company under this Indenture and the Holders of the Debt Securities, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained and (ii) all such covenants, conditions and provisions are for the sole benefit of the parties hereto, any agent of the Trustee or the Company under this Indenture and the Holders of the Debt Securities.

Section 17.3 Notices

. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Debt Securities on the Company may be given or served by being deposited, registered or certified mail postage prepaid, in a post office letter box in the United States addressed (until another address is filed by the Company with the Trustee) to the Company, Gulf Island Fabrication, Inc., 16225 Park Ten Place, Suite 300, Houston, Texas 77084, Attention: Chief Financial Officer. Any notice, direction, request or demand by any Holder of a Debt Security or the Company to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee, addressed to the attention of its Corporate Trust Department. Any notice, report or other instrument required by any of the provisions of this Indenture to be given by the Trustee to the Holders of Debt Securities of any or all series shall be deemed to have been sufficiently given, for all purposes, when mailed by first class mail.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its reasonable discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of incidents of actual use by the Company of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions and the risk of interception by third parties.

Section 17.4 New York Contract

. This Indenture and the Debt Securities shall for all purposes be construed in accordance with and governed by the laws of the State of New York.

Section 17.5 Evidence of Compliance with Conditions Precedent

. Upon any Company request to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any (including any covenant, compliance with which constitutes a condition precedent) provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 17.6 Legal Holidays

. In any case where the date of maturity of interest on or principal of or premium, if any, on any series of Debt Securities or the date fixed for redemption of any Debt Security or Debt Securities will be a legal holiday or a day on which banking institutions are legally authorized or obligated to close in New York or any other location where a Paying Agent appointed pursuant to Section 5.2 is located, then payment of such interest on or principal of and premium, if any, on such Debt Securities need not be made by such Paying Agent on such date but may be made by such Paying Agent on the next succeeding business day that is not a day in such location that is either a legal holiday or a day on which banking institutions are legally authorized or obligated to close, with the same force and effect as if made on such date of maturity or the date fixed for redemption and no interest shall accrue for the period from and after such prior date.

Section 17.7 Trust Indenture Act to Control

. If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317 of the Trust Indenture Act, by the operation of Section 318(c) thereof, such imposed duties shall control, except as, and to the extent, expressly excluded from this Indenture, as permitted by the Trust Indenture Act. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 17.8 Headings

. The table of contents, the cross reference sheet, and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.9 Determination of Principal Amount

. In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose, (a) the principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 7.1, (b) the principal amount of any Debt Securities denominated in a Foreign Currency that shall be deemed to be Outstanding for such purposes shall be determined by converting the Foreign Currency into Dollars at the Market Exchange Rate as of the date of such determination and (c) the principal amount of any Indexed Debt Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal face amount of such Indexed Debt Security at original issuance, unless otherwise provided in or pursuant to this Indenture.

Section 17.10 Execution in Counterparts

. This Indenture may be executed in any number of counterparts, each of which shall be an original and such counterparts shall together constitute but one and the same instrument. [●] hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and delivered as of the day and year first written above.

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